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                     EQUITY COMPRESSION SERVICES CORPORATION




                                   $5,000,000

            SENIOR FLOATING RATE SECURED TERM NOTES DUE JULY 31, 2004




                                 ---------------

                                 NOTE AGREEMENT
                                 ---------------


                            DATED AS OF JULY 31, 1997


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NOTE:  This Agreement contains restrictions upon transfer (paragraph 11G) and confidentiality obligations (paragraph 11H)

                                TABLE OF CONTENTS

                             (Not Part of Agreement)

                                                                            PAGE


1.        Authorization of Issue of Notes. . . . . . . . . . . . . . . . . . . 1

2.        Purchase and Sale of Notes; Floating Rate Provisions Applicable to
          Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

          2A.  Purchase and Sale of Notes. . . . . . . . . . . . . . . . . . . 2
          2B.  Floating Rate Provisions Applicable to Notes. . . . . . . . . . 2

3.        Conditions to Closing. . . . . . . . . . . . . . . . . . . . . . . . 6

          3A.  Certain Documents . . . . . . . . . . . . . . . . . . . . . . . 6
          3B.  Representations and Warranties; No Default; No Material
               Adverse Change. . . . . . . . . . . . . . . . . . . . . . . . . 8
          3C.  Purchase Permitted By Applicable Laws . . . . . . . . . . . . . 8
          3D.  Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . 8
          3E.  Related Proceedings . . . . . . . . . . . . . . . . . . . . . . 9
          3F.  Consummation of Acquisition . . . . . . . . . . . . . . . . . . 9
          3G.  Private Placement Number. . . . . . . . . . . . . . . . . . . . 9
          3H.  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
          3I.  Parity With Bank Credit Facility. . . . . . . . . . . . . . . . 9
          3J.  Amendment of Bank Agreement . . . . . . . . . . . . . . . . . . 9

4.        Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

          4A.  Optional Prepayments. . . . . . . . . . . . . . . . . . . . . . 9
          4B.  Offer to Prepay Notes in the Event of a Debt Prepayment
               Application. . . . . . . . . . . . . . . . . . . . . . . . . . 10
          4C.  Offer to Prepay Notes in the Event of a Change in Control . . .11
          4D.  Partial Payments Pro Rata . . . . . . . . . . . . . . . . . . .12
          4E.  Retirement of Notes . . . . . . . . . . . . . . . . . . . . . .12

5.        Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . . .13

          5A.  Financial Statements. . . . . . . . . . . . . . . . . . . . . .13
          5B.  Information Required by Rule 144A . . . . . . . . . . . . . . .15
          5C.  Inspection of Property. . . . . . . . . . . . . . . . . . . . .16
          5D.  Covenant to Secure Notes Equally. . . . . . . . . . . . . . . .16
          5E.  Parity With Bank Credit Facility. . . . . . . . . . . . . . . .16

          5F.  Corporate Existence, Licenses and Permits; Maintenance of
               Properties. . . . . . . . . . . . . . . . . . . . . . . . . . .16
          5G.  Maintenance of Insurance. . . . . . . . . . . . . . . . . . . .17
          5H.  Payment of Taxes and Other Claims . . . . . . . . . . . . . . .17
          5I.  ERISA Compliance. . . . . . . . . . . . . . . . . . . . . . . .17
          5J.  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . .17
          5K.  Maintenance of Committed Credit Facility. . . . . . . . . . . .18
          5L.  Environmental Covenants . . . . . . . . . . . . . . . . . . . .18
          5M.  Environmental Indemnities . . . . . . . . . . . . . . . . . . .18
          5N.  Collateral; New Subsidiaries. . . . . . . . . . . . . . . . . .19
          5O.  Enforcement of Acquisition Documents. . . . . . . . . . . . . .19
          5P.  Lockbox Account . . . . . . . . . . . . . . . . . . . . . . . .19
          5Q.  Borrowing Base Provisions . . . . . . . . . . . . . . . . . . .20

6.        Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . .21

          6A.  Financial Covenants . . . . . . . . . . . . . . . . . . . . . .22
          6B.  Limitation on Restricted Payments . . . . . . . . . . . . . . .23
          6C.  Liens, Indebtedness, and Other Restrictions . . . . . . . . . .23
          6D.  Change of Fiscal Year . . . . . . . . . . . . . . . . . . . . .27
          6E.  Change of Business. . . . . . . . . . . . . . . . . . . . . . .27
          6F.  Certificates of Incorporation; Bylaws; Trade Names. . . . . . .27
          6G.  Other Agreements, Amendments. . . . . . . . . . . . . . . . . .27
          6H.  Limitation on Certain Restrictive Agreements. . . . . . . . . .27
          6I.  Most Favored Lender Status. . . . . . . . . . . . . . . . . . .28
          6J.  Change in Control . . . . . . . . . . . . . . . . . . . . . . .28

7.        Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . .28

          7A.  Acceleration. . . . . . . . . . . . . . . . . . . . . . . . . .28
          7B.  Rescission of Acceleration. . . . . . . . . . . . . . . . . . .31
          7C.  Notice of Acceleration or Rescission. . . . . . . . . . . . . .32
          7D.  Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . .32

8.        Representations, Covenants and Warranties. . . . . . . . . . . . . .32

          8A.  Organization and Qualification. . . . . . . . . . . . . . . . .32
          8B.  Financial Statements. . . . . . . . . . . . . . . . . . . . . .32
          8C.  Actions Pending . . . . . . . . . . . . . . . . . . . . . . . .33
          8D.  Outstanding Indebtedness. . . . . . . . . . . . . . . . . . . .33
          8E.  Title to Properties . . . . . . . . . . . . . . . . . . . . . .33
          8F.  Possession of Franchises, Licenses. . . . . . . . . . . . . . .34
          8G.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34

          8H.  Conflicting Agreements and Other Matters. . . . . . . . . . . .34
          8I.  Offering of Notes . . . . . . . . . . . . . . . . . . . . . . .34
          8J.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . .35
          8K.  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
          8L.  Governmental Consent. . . . . . . . . . . . . . . . . . . . . .35
          8M.  Environmental Compliance. . . . . . . . . . . . . . . . . . . .36
          8N.  Oil and Gas Contracts . . . . . . . . . . . . . . . . . . . . .36
          8O.  Natural Gas Policy Act and Natural Gas Act Compliance . . . . .37
          8P.  Take or Pay Obligations, Prepayments,  BTU Adjustments and
               Balancing Problems. . . . . . . . . . . . . . . . . . . . . . .37
          8Q.  Gas Purchase Obligations in Excess of Gas Sales Rights. . . . .37
          8R.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . .37
          8S.  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . .38
          8T.  Investment Company Act. . . . . . . . . . . . . . . . . . . . .38
          8U.  Public Utility Holding Company Act; Federal Power Act;
               Interstate Commerce Act; Other Regulation. . . . . . . . . . . 38
          8V.  Acquisition Representations and Warranties. . . . . . . . . . .38

9.        Representations of the Purchaser . . . . . . . . . . . . . . . . . .38

          9A.  Nature of Purchase. . . . . . . . . . . . . . . . . . . . . . .38
          9B.  Source of Funds . . . . . . . . . . . . . . . . . . . . . . . .39

10.       Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .39

          10A. Other Terms . . . . . . . . . . . . . . . . . . . . . . . . . .39
          10B. Accounting Principles, Terms and Determinations . . . . . . . .54

11.       Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . .54

          11A. Note Payments . . . . . . . . . . . . . . . . . . . . . . . . .54
          11B. Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .55
          11C. Consent to Amendments . . . . . . . . . . . . . . . . . . . . .55
          11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes.55
          11E. Persons Deemed Owners; Participations . . . . . . . . . . . . .56
          11F. Survival of Representations and Warranties; Entire Agreement. .56
          11G. Successors and Assigns. . . . . . . . . . . . . . . . . . . . .56
          11H. Disclosure to Other Persons . . . . . . . . . . . . . . . . . .57
          11I. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
          11J. Payments Due on Non-Business Days . . . . . . . . . . . . . . .58
          11K. Satisfaction Requirement. . . . . . . . . . . . . . . . . . . .58
          11L. Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .58
          11M. Waiver of Jury Trial; Consent to Jurisdiction; Limitation of
               Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . .58

          11N. Severability. . . . . . . . . . . . . . . . . . . . . . . . . .59
          11O. Descriptive Headings. . . . . . . . . . . . . . . . . . . . . .59
          11P. Maximum Interest Payable. . . . . . . . . . . . . . . . . . . .59
          11Q. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .60

PURCHASER SCHEDULE

SCHEDULE 8A -- CONTROLLING STOCKHOLDERS
SCHEDULE 8D -- EXISTING DEBT AND LIENS
SCHEDULE 8H -- LIST OF AGREEMENTS RESTRICTING DEBT

EXHIBIT A --   FORM OF NOTE
EXHIBIT B --   FORM OF OPINION OF COMPANY'S COUNSEL
EXHIBIT C --   FORM OF GUARANTY AGREEMENT
EXHIBIT D --   FORM OF INTERCREDITOR AGREEMENT
EXHIBIT E --   FORM OF MORTGAGE
EXHIBIT F --   FORM OF SECURITY AGREEMENT
EXHIBIT G --   FORM OF AIRCRAFT CHATTEL MORTGAGE

                     EQUITY COMPRESSION SERVICES CORPORATION
                       2501 CEDAR SPRINGS ROAD, SUITE 600
                              DALLAS, TEXAS  75201



                                             As of July 31, 1997



The Prudential Insurance Company of America
c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102

           $5,000,000 SENIOR FLOATING RATE SECURED TERM NOTES DUE 2004

Ladies and Gentlemen:

          The undersigned, Equity Compression Services Corporation, an Oklahoma corporation (the "COMPANY"), hereby agrees with you as follows:

          PARAGRAPH 1.  AUTHORIZATION OF ISSUE OF NOTES.

          1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior floating rate secured term promissory notes in the aggregate principal amount of $5,000,000, to be dated the date of issue thereof, to mature July 31, 2004, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at a rate per annum equal to (a) the LIBO Rate plus the Applicable Margin, with respect to LIBOR Loans, (b) the Prime Rate, with respect to Prime Loans, and (c) the rate specified therein, with respect to overdue payments; such senior floating rate secured term promissory notes shall be substantially in the form of EXHIBIT A attached hereto. The term "NOTES" as used herein shall include each such senior floating rate secured term promissory note delivered pursuant to any provision of this Agreement and each such senior floating rate secured term promissory note delivered in substitution or exchange for any other Note pursuant to any such provision. CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS SPECIFIED IN PARAGRAPH 10.

          PARAGRAPH 2.   PURCHASE AND SALE OF NOTES; FLOATING RATE PROVISIONS
APPLICABLE TO NOTES.

          2A. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company, Notes in the aggregate principal amount of $5,000,000 at 100% of such aggregate principal amount. The Company will deliver to you, at the offices of Baker & Botts, L.L.P. at 2001 Ross Avenue, Dallas, Texas 75201, one or more Notes registered in your name, evidencing the aggregate principal amount of Notes to be purchased by you and in the denomination or denominations specified in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account no. 100968827 at Bank of Oklahoma, National Association, Tulsa, Oklahoma, ABA No. 103 900 036, on the date of closing, which shall be August 5, 1997 or any other date on or before August 5, 1997 upon which the Company and you may mutually agree (the "CLOSING" or the "DATE OF CLOSING").

          2B.  FLOATING RATE PROVISIONS APPLICABLE TO NOTES.

               2B(1).    FLOATING RATE LOAN PROCEDURES; INTEREST ON NOTES.

                    (i) In an irrevocable telephonic notice (confirmed by written notice received within one day after such telephonic notice) to each holder of Notes no later than 11:00 A.M. New York City time on (a) the third Business Day prior to the first day of an Interest Period with respect to LIBOR Loans or (b) the second Business Day prior to the first day of an Interest Period with respect to Prime Loans, the Company shall elect (x) whether the Loans are to be LIBOR Loans or Prime Loans and (y) if the Loans are to be LIBOR Loans, the applicable Interest Period or Interest Periods; PROVIDED, that (I) the Loans shall at any time all be either LIBOR Loans or Prime Loans, (II) no more than two Interest Periods may be in effect at any time with respect to the LIBOR Loans, (III) if the Company has elected two Interest Periods with respect to the LIBOR Loans, the Company must allocate the aggregate principal amount of LIBOR Loans between each of the two Interest Periods in integral multiples of $500,000, and (IV) in no event shall the aggregate principal amount of LIBOR Loans for any Interest Period be less than $1,000,000.

                    (ii) If the Company has failed to elect a new Loan Type
               and Interest Period or Interest Periods for the Loans in a timely manner, the Company shall be deemed to have elected
               (a) to continue LIBOR Loans as LIBOR Loans having an Interest Period or Interest Periods equal to that of the Interest Period or Interest Periods immediately preceding such new Interest Period or Interest Periods, and (b) to continue Prime Loans as Prime Loans. All Interest Periods for the Loans shall be deemed to end on the earlier of July 31, 2004 or the date the Loans become due and payable pursuant to paragraph 7A.

                    (iii) Notwithstanding any of the foregoing, (a) if a Default or Event of Default (other than a Default or an Event of Default under clause (i), (ii) (viii), (ix) or (x) of paragraph
               7A) has occurred or is continuing as of the end of any Interest Period, then the Company shall be deemed to have elected (x) to continue LIBOR Loans as LIBOR Loans having an Interest Period equal to one month and (y) Prime Loans as Prime Loans; and (b) if a Default or an Event of Default under clause (i), (ii), (viii),
               (ix) or (x) of paragraph 7A has occurred or is continuing as of the last day of any Interest Period, then the Notes shall accrue interest during the new Interest Period at the rate specified in the Notes with respect to overdue payments.

                    (iv) Interest on the Notes shall (a) be payable (w) on the last day of each Interest Period (PROVIDED that in the case of an Interest Period in excess of three months, interest shall also be payable on the day which occurs three months after the first day of such Interest Period), (x) on the date of any prepayment (on the amount prepaid), (y) at maturity (whether by acceleration or otherwise) and, (z) after such maturity, on demand; and (b) shall be computed on the actual number of days elapsed over, in the case of any LIBOR Loan, a year of 360 days and, in the case of any Prime Loan, a year of 365 or 366 days, as the case may be.

               2B(2).    BREAKAGE COST INDEMNITY.

                    (i) The Company agrees to indemnify each holder of Notes for, and to pay promptly to such holder upon written request, any amounts required to compensate such holder for any losses, costs or expenses sustained or incurred by such holder (including, without limitation, any loss (including loss of anticipated profits), cost or expense sustained or incurred by reason of the liquidation or reemployment of deposits or other funds acquired to fund or maintain any Loan) as a consequence of (a) any event (including any acceleration of Notes in accordance with paragraph
               7A) which results in (x) such holder receiving any amount on account of the principal of any Loan prior to the end of the Interest Period in effect therefor or (y) the conversion of a LIBOR Loan to a Prime Loan, or the conversion of the Interest Period with respect to any LIBOR Loan, in each case, other than on the first day of the Interest Period in effect therefor; or
               (b) any default in the making of any payment or prepayment required to be made in respect of the Notes.

                    (ii) A certificate of any holder of Notes setting forth
               any amount or amounts which such holder is entitled to receive pursuant to this paragraph 2B(2), together with calculations in reasonable detail reflecting the basis for such amount or amounts, shall be delivered to the Company and shall be conclusive absent manifest error. The Company agrees to pay such holder the amount shown as due on any such certificate within ten days after its receipt of the same.

                    (iv) The provisions of this paragraph 2B(2) shall remain
               operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any Note, or any investigation made by or on behalf of any holder of Notes.

               2B(3).    RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCE.

                    (i) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any holder of Notes or shall impose on such holder or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such holder and the result of any of the foregoing shall be to increase the cost to such holder of making or maintaining any LIBOR Loan or to reduce the amount of any payment received or receivable by such holder hereunder or under any of the Notes (whether of principal, interest or otherwise) by an amount reasonably deemed by such holder to be material, then the Company will pay to such holder upon demand such additional amount or amounts as will compensate such holder for such additional costs incurred or reduction suffered.

                    (ii) If any holder of a Note shall have reasonably
               determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted before or after the date hereof) or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by such holder with any request or directive regarding capital adequacy (whether or not having the force of law) of any governmental authority has or would have the effect of reducing the rate of return on such holder's capital as a consequence of Loans made pursuant hereto to a level below that which such holder could have achieved but for such applicability, adoption, change or compliance (taking into consideration such holder's policies with respect to capital adequacy) by an amount deemed by such holder to be material, then from time to time the Company agrees to pay to such holder such additional amount or amounts as will compensate such holder for any such reduction suffered.

                    (iii) A certificate of any holder of Notes setting forth the amount or amounts necessary to compensate such holder as specified in clause (i) or (ii) above shall be delivered to the Company and shall be conclusive absent manifest error. The

               Company agrees to pay such holder the amount shown as due on any such certificate within ten days after its receipt of the same.

                    (iv) Failure or delay on the part of any holder of Notes to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such holder's right to demand such compensation with respect to such period or any other period. The protection of this paragraph shall be available to any such holder regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

               2B(4).    ILLEGALITY.

                    (i) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any holder of Notes to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan, then (a) such holder shall promptly notify the Company in writing of such circumstances (which notice shall be withdrawn when such holder determines that such circumstances no longer exist), (b) the obligation of such holder to make LIBOR Loans, to continue LIBOR Loans as LIBOR Loans and to convert a Prime Loan to a LIBOR Loan shall forthwith be canceled and, until such time as it shall no longer be unlawful for such holder to make or maintain LIBOR Loans, such holder shall then be obligated only to make Prime Loans and (c) such holder may require that all LIBOR Loans made by it be converted to Prime Loans, in which event all such LIBOR Loans shall be automatically converted to Prime Loans as of the effective date of such notice as provided in clause (ii) below.

                    (ii) For purposes of this paragraph 2B(4), a notice to the
               Company by any holder of Notes shall be effective as to LIBOR Loans made by such holder, if lawful, on the last day of the Interest Period or Interest Periods currently applicable to such LIBOR Loans; in all other cases such notice shall be effective on the date of receipt by the Company. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to such holder such amounts, if any, as may be required pursuant to paragraph 2B(2).

                    2B(5).    INABILITY TO DETERMINE INTEREST RATE.  If prior to
               the first day of any Interest Period, any holder of Notes shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, such holder shall give notice thereof to the Company as soon as practicable thereafter. If such notice is given, (i) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as Prime Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to or continued as LIBOR Loans shall be converted to or continued as Prime Loans and (iii) any outstanding LIBOR Loans shall be converted, at the end of the then applicable Interest Period, to Prime Loans. Until such notice has been withdrawn by such holder, no further LIBOR
               Loans shall be made or continued as such, nor shall the Company have the right to convert Prime Loans to LIBOR Loans.

          PARAGRAPH 3.  CONDITIONS PRECEDENT.

          3. CONDITIONS TO CLOSING. Your obligation to purchase and pay for the Notes to be purchased by you hereunder is subject to the satisfaction, on or before the Date of Closing, of the following conditions:

               3A. CERTAIN DOCUMENTS. You shall have received the following, each dated the Date of Closing (unless a different date is indicated below), and each in form, scope and substance satisfactory to you:

               (i)  the Notes to be purchased by you;

               (ii) certified copies of the resolutions of the Board of Directors of each of the Transaction Parties approving each of the Senior Note Documents to which each is a party, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each of the Senior Note Documents to which each is a party;

               (iii) a certificate of the Secretary or an Assistant Secretary of each of the Transaction Parties certifying the names and true signatures of the officers of such Transaction Party authorized to sign the Senior Note Documents to which it is a party and the other documents to be delivered hereunder by such Transaction Party;

               (iv) certified copies of the Certificate of Incorporation (certified by the Oklahoma or Delaware Secretary of State, as applicable, within 10 Business Days of the Date of Closing) and bylaws, each as amended to date, of each of the Transaction Parties;

               (v) a favorable opinion of Schlanger, Mills, Mayer & Grossberg, L.L.P., counsel to the Transaction Parties, substantially in the form of EXHIBIT B attached hereto;

               (vi) a favorable opinion of Conner & Winters, A Professional Corporation, special Oklahoma counsel to the Transaction Parties in connection with this transaction, as to such matters incident to the matters herein contemplated as you may reasonably request;

               (vii) a favorable opinion of Lemle & Kelleher, L.L.P., special Louisiana counsel to the Transaction Parties in connection with this transaction, as to such matters incident to the matters herein contemplated as you may reasonably request;

               (viii) a favorable opinion of Baker & Botts, L.L.P., who are acting as special counsel for you in connection with this transaction, as to such matters incident to the matters herein contemplated as you may reasonably request;

               (ix) reliance letters in respect of any other legal opinions delivered in connection with the Senior Note Documents, the Acquisition Documents and the transactions contemplated thereby;

               (x) certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports, dated within 30 days of the Date of Closing, listing all effective financing statements which name any of the Transaction Parties or Acquired Companies (under any of their present names and any previous names) as debtor and which are filed in all jurisdictions in which any of the Transaction Parties or Acquired Companies own property or conduct business, together with copies of such financing statements;

               (xi) certified copies of each of the Acquisition Documents, the terms and conditions of which shall be in full force and effect and shall not have been amended, modified or waived except with your prior consent;

               (xii) copies of (a) a pro forma consolidated balance sheet for the Transaction Parties as at the Closing Date, reflecting the issuance of the Notes hereunder, the issuance of the Subordinated Notes under the Subordinated Note Agreement and the consummation of the Acquisition, certified by an authorized financial officer of the Company and (b) good-faith management projections and pro forma financial statements for the Transaction Parties for fiscal years 1997 through 2001;

               (xiii) the Intercreditor Agreement, duly executed and delivered by you, the Bank (both in its individual capacity and in its capacity as Agent) and each of the Transaction Parties;

               (xiv) Guaranty Agreements, duly executed and delivered by ECI, Sunterra and OEC;

               (xv) the Security Documents, duly executed and delivered by each of the Company and the other Transaction Parties parties thereto;

               (xvi) all Uniform Commercial Code financing statements deemed necessary or appropriate by you to perfect the Liens in favor of the Agent arising under the Security Documents, duly executed and delivered by the appropriate Transaction Parties, to be recorded with the appropriate filing offices;

               (xvii) evidence satisfactory to you and your special counsel that the Company or one of its Subsidiaries has good and marketable title to the real property encumbered by the Mortgages and that the Agent possesses valid first mortgage liens with respect to such real property, which evidence may include, without limitation, mortgagee policies of title insurance, title reports, title opinions and division orders;

               (xviii)   certificates of insurance naming the Agent as loss
          payee and the Agent and all holders of Notes as additional insureds, as required by paragraph 5G; and

               (xix) written instructions from a Responsible Officer of the Company, set forth on the Company's letterhead, authorizing and directing you to pay the purchase price of the Notes by transfer of immediately available funds for credit to the Company's bank account identified in paragraph 2A.

          3B.       REPRESENTATIONS AND WARRANTIES; NO DEFAULT; NO MATERIAL
ADVERSE CHANGE. The representations and warranties of the Company and each of the other Transaction Parties contained in this Agreement, the other Senior Note Documents and in the Acquisition Documents shall be true on and as of the Date of Closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Date of Closing no Event of Default or Default; there shall exist or have occurred no condition, event or act which could have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries and the Company and each of the other Transaction Parties shall have delivered to you an Officer's Certificate, dated the Date of Closing, to both such effects.

          3C.       PURCHASE PERMITTED BY APPLICABLE LAWS.  The offer by the
Company of, and the purchase of and payment for the Notes, to be purchased by you on the Date of Closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

          3D.       PROCEEDINGS.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

          3E. RELATED PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with (i) the Acquisition, (ii) the Company's execution, delivery, issuance and sale to you of the Subordinated Notes and the Warrants pursuant to the Subordinated Note Agreement and (iii) the other transactions contemplated thereby, and all documents incident thereto, shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

          3F. CONSUMMATION OF ACQUISITION. You shall have received satisfactory evidence that the Acquisition has been consummated prior to or concurrently with issuance of the Notes and the Subordinated Notes, pursuant to and in accordance with the terms and conditions of the Acquisition Documents (no material terms thereof having been amended, supplemented, waived or otherwise modified without your prior written consent).

          3G. PRIVATE PLACEMENT NUMBER. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

          3H. FEES. (i) You shall have received (a) the $225,000 unpaid portion of the structuring fee to be paid to you by the Company and (b) all other fees which are due and payable on or before the Closing Date pursuant to any written agreement between the Company and you, and (ii) without limiting the provisions of paragraph 11B, your special counsel shall have received its fees, charges and disbursements to the extent reflected in a statement of such special counsel rendered to the Company at least one Business Day prior to the Closing.

          3I. PARITY WITH BANK CREDIT FACILITY. You shall have been furnished documentation satisfactory in form and substance to you demonstrating that the requirements of paragraph 5E have been satisfied in the case of the Bank Credit Facility.

          3J.  AMENDMENT OF BANK AGREEMENT.   The Bank Agreement shall have
been amended to permit the transactions contemplated hereby and to permit implementation and enforcement of the provisions hereof.

          PARAGRAPH 4.  PREPAYMENTS.

          4. PREPAYMENTS. The Notes shall be subject to prepayment only with respect to the prepayments specified in paragraphs 4A, 4B and 4C.

          4A.  OPTIONAL PREPAYMENTS.

               (i) The Notes shall be subject to prepayment in whole at any time or from time to time in part (in integral multiples of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date; PROVIDED, that with respect to LIBOR Loans, the Notes may be prepaid pursuant to this paragraph 4A only on the last day of the Interest Periods of the LIBOR Loans being prepaid.

               (ii) The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to this paragraph 4A not less than three Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to this paragraph 4A and that, with respect to LIBOR Loans, the Interest Periods of the LIBOR Loans being prepaid end on such prepayment date. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to this paragraph 4A, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

          4B.  OFFER TO PREPAY NOTES IN THE EVENT OF A DEBT PREPAYMENT
               APPLICATION.

               (i)  NOTICE OF DEBT PREPAYMENT APPLICATION.    In the event a
          Debt Prepayment Application is required (a) at any time as a result of a Borrowing Base Deficiency or (b) after the Conversion Date as a result of an Asset Disposition pursuant to paragraph 6C(5), the Company shall offer to prepay, in accordance with and subject to the definition of "Debt Prepayment Application," the Ratable Portion of each Note held by each holder on the date specified in such offer (the "PROPOSED PREPAYMENT DATE"). The Proposed Prepayment Date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer); PROVIDED that, subject to clause (iii) below, if any amounts outstanding under the Notes are LIBOR Loans with an Interest Period (or Interest Periods) ending on or before the sixtieth day after the date of such offer, the Proposed Prepayment Date shall be the last day of the Interest Period (or, if more than one Interest Period is in effect, the last day of the Interest Period last ending).


               (ii) ACCEPTANCE; REJECTION. A holder of Notes may accept an offer to prepay made pursuant to clause (i) by causing an irrevocable notice of such acceptance to be delivered to the Company at least five days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this paragraph 4B shall be deemed to constitute an acceptance of such offer by such holder.

               (iii)     PREPAYMENT.   Prepayment of the Notes to be prepaid
          pursuant to this paragraph 4B shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date; PROVIDED that, with respect to any Borrowing Base Deficiency, if the Company has elected to prepay the ratable portion of amounts outstanding under the Bank Credit Facility in six consecutive monthly installments, as provided in Section 4.2 of the Bank Agreement (which election, for purposes of this clause (iii), shall be irrevocable), prepayment of the Notes pursuant to this paragraph 4B shall also be made in six consecutive monthly installments, on the same dates as the prepayments of the ratable portion of amounts outstanding under the Bank Credit Facility.

               (iv) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this paragraph 4B shall be accompanied by an Officer's Certificate of the Company, dated the date of such offer and specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this paragraph 4B; (iii) the aggregate principal amount of all Notes, and the principal amount of each Note, offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this paragraph 4B have been fulfilled; and (vi) in reasonable detail, the respective natures, dates and amounts involved in the Asset Disposition and/or Borrowing Base Deficiency giving rise to such offer of prepayment.

          4C.  OFFER TO PREPAY NOTES IN THE EVENT OF A CHANGE IN CONTROL.

               (i) NOTICE OF IMPENDING CHANGE IN CONTROL. The Company will not take any action that consummates or finalizes a Change in Control unless at least 30 days prior to such action it shall have given to each holder of Notes written notice of such impending Change in Control.

               (ii) NOTICE OF OCCURRENCE OF CHANGE IN CONTROL.   The Company
          will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay the Notes as described in clause
          (iii) of this paragraph 4C and shall be accompanied by the certificate described in clause (vi) hereof.

               (iii) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by the foregoing clause (ii) shall be an offer to prepay, in accordance with and subject to this paragraph 4C, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date
          specified in such offer (the "PROPOSED PREPAYMENT DATE").   Such
          Proposed Prepayment Date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer); provided that if any amounts outstanding under the Notes are LIBOR Loans with an Interest Period (or Interest Periods) ending on or before the sixtieth day after the date of such offer, the Proposed Prepayment Date shall be the last day of the Interest Period (or, 12 if more than one Interest Period is in effect, the last day of the Interest Period last ending).

               (iv) REJECTION; ACCEPTANCE. A holder of Notes may accept the offer to prepay made pursuant to this paragraph 4C by causing a notice of such acceptance to be delivered to the Company at least five days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this paragraph 4C shall be deemed to constitute an acceptance of such offer by such holder.

               (v) PREPAYMENT. Prepayment of the Notes to be prepaid pursuant to this paragraph 4C shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date.

               (vi) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this paragraph 4C shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying: (a) the Proposed Prepayment Date; (b) that such offer is made pursuant to this paragraph 4C; (c) the principal amount of each Note offered to be prepaid; (d) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (e) that the conditions of this paragraph 4C have been fulfilled; and (f) in reasonable detail, the nature and date of the Change in Control.

          4D. PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of Notes pursuant to paragraph 4A, the principal amount so prepaid shall be allocated to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof. Upon any partial prepayment of Notes pursuant to paragraph 4B or 4C, the principal amount so prepaid shall be allocated to all Notes at the time outstanding and held by holders who have accepted the Company's offer of prepayment made pursuant to paragraph 4B or 4C in proportion to the respective outstanding principal amounts thereof.

          4E. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

          PARAGRAPH 5.  AFFIRMATIVE COVENANTS.

          5.   AFFIRMATIVE COVENANTS.

          So long as any Note shall remain unpaid or you shall have any commitment hereunder, the Company covenants that

          5A. FINANCIAL STATEMENTS. The Company will deliver to each holder in duplicate:

               (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidating and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustment; PROVIDED, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10Q or 10-QSB, as the case may be, of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) with respect to consolidated financial statements if such financial statements are included in such report;

               (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company; PROVIDED, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10K or 10-KSB, as the case may be, of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to consolidated financial statements if such financial statements are included in such report;

               (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

               (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary; and

               (v) as soon as practicable and in any event within five days after any officer of the Company obtaining knowledge (a) of any condition or event which, in the opinion of management of the Company, would have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries, (b) that any Person has given any notice from any Person to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in clause
          (iii) of paragraph 7A, (c) of the institution of any litigation involving claims against the Company or any of its Subsidiaries equal to or greater than $100,000 with respect to any single cause of action or of any adverse determination in any court proceeding in any litigation involving a potential liability to the Company or any of its Subsidiaries equal to or greater than $100,000 with respect to any single cause of action which makes the likelihood of an adverse determination in such litigation against the Company or such Subsidiary substantially more probable, (d) of any regulatory proceeding which may have a material adverse effect on the Company or any of its Subsidiaries, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition, or specifying the details of such proceeding, litigation or dispute and what action the Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto;

               (vi) promptly after the filing or receiving thereof, copies of all reports and notices which the Company or any Subsidiary files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which the Company or any Subsidiary receives from such corporation;

               (vii) promptly upon delivery thereof to the Banks, copies of all such notices, reports and other materials which the Company or any Subsidiary is required under the Bank Agreement to deliver to the Banks, including, without limitation, (a) engineering data and information with respect to the Oil and Gas Properties, (b) production and expense reports with respect to the Oil and Gas Properties, (c) appraisals of compressor unit fleets and (d) borrowing base certificates and related documentation;

               (viii) promptly upon receipt thereof from the Banks, copies of all engineering reports and borrowing base determinations prepared by or on behalf of the Banks with respect to the Oil and Gas Properties;

               (ix) promptly upon completion thereof on an annual basis within 60 days following each fiscal year end, a copy of each operating budget and projection of financial performance prepared by or for the Company and its Subsidiaries;

               (x) within five days after any change in executive management of the Company or any of its Subsidiaries, including any officers of the Company or any of its Subsidiaries holding the office of President, Chairman of the Board or Chief Financial Officer thereof, or the occurrence of a Change in Control, written notice thereof, together with a description of the reasons for such change; and

               (xi) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as such holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A(1) through 6A(6), 6C(2), 6C(3) and 6C(5) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

          The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

          5B. INFORMATION REQUIRED BY RULE 144A. The Company will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

          5C. INSPECTION OF PROPERTY. The Company will permit any Person designated by any holder (other than a Competitor or an Affiliate, agent or employee of a Competitor) in writing, at the Company's expense during the continuance of a Default or Event of Default and otherwise at such holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such holder may reasonably request. Each holder desiring to perform any such inspection or examination shall provide the Company with reasonable prior notice thereof, which notice shall include the identity of the Person who is to perform such inspection or examination.

          5D. COVENANT TO SECURE NOTES EQUALLY. The Company will, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured pursuant to such agreements and instruments as shall be approved by the Required Holder(s), and the Company will cause to be delivered to the holder of each Note an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms and that the Notes are equally and ratably secured with such other Indebtedness.

          5E. PARITY WITH BANK CREDIT FACILITY. The Company will, and will cause its Subsidiaries to, execute all such documents and to take such other actions as the Required Holder(s) may reasonably request in order to assure that at all times the Notes shall rank pari passu in right of payment with, the Bank Credit Facility.

          5F. CORPORATE EXISTENCE, LICENSES AND PERMITS; MAINTENANCE OF PROPERTIES. The Company will at all times do or cause to be done all things necessary to maintain, preserve and renew its existence as a corporation organized under the laws of a state of the United States of America, will preserve and keep in force and effect, and cause each of its Subsidiaries to preserve and keep in force and effect, all licenses and permits necessary to the conduct of its and their respective businesses and will maintain and keep, and will cause each of its Subsidiaries to maintain and keep, its and their respective properties in good repair, working order and condition, and from time to time make all necessary and proper repairs, renewals and replacements, so that the business carried on in connection therewith may be properly and advantageously conducted at all times in the normal course of business as conducted prior to the date of repair; PROVIDED, HOWEVER, that nothing contained in this paragraph 5F shall prevent the Company or any Subsidiary from ceasing or omitting to exercise any right, license or permit or to make any repair, renewal or replacement that (i) in the reasonable judgment of the Company or such Subsidiary is no longer in the best interests of the Company or such Subsidiary and (ii) such cessation or omission could not result in a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole.

          5G. MAINTENANCE OF INSURANCE. The Company will carry and maintain, and cause each Subsidiary to carry and maintain, insurance (subject to customary deductibles and retentions) in at least such amounts and against such liabilities and hazards and by such methods as customarily maintained by other companies operating similar businesses. The Agent and all holders of Notes shall be named as additional insureds, and the Agent shall be named as loss payee, on each insurance policy obtained or maintained by the Company and its Subsidiaries with respect to their properties and businesses.

          5H. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, levies, trade accounts payable and claims for work, labor or materials (all the foregoing being referred to collectively as "CLAIMS") payable by any of them, to the extent such Claims have become due and payable and before they have become delinquent; PROVIDED that neither the Company nor any Subsidiary need pay any Claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such Claims in the aggregate could not result in a material adverse change in the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole.

          5I. ERISA COMPLIANCE. The Company will, and will cause each ERISA Affiliate to, at all times:

               (i) with respect to each Plan, make timely payments of contributions required to meet the minimum funding standard set forth in ERISA or the Code with respect thereto and, with respect to any Multiemployer Plan, make timely payment of contributions required to be paid thereto as provided by Section 515 of ERISA, and

               (ii) comply with all other provisions of ERISA,

except for such failures to make contributions and failures to comply as could not have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole.

          5J. COMPLIANCE WITH LAWS. The Company will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders (including those relating to protection of the environment) except, in any such case, where failure to comply could not have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole.

          5K. MAINTENANCE OF COMMITTED CREDIT FACILITY. The Company will at all times maintain a committed revolving credit facility of not less than $5,000,000, and will maintain its ability to satisfy all conditions precedent to its ability to obtain advances thereunder, and the remaining commitment period with respect to such facility shall at all times be at least 12 months.

          5L. ENVIRONMENTAL COVENANTS. The Company will immediately notify each holder of Notes of and provide such holder with copies of any notifications of discharges or releases or threatened releases or discharges of a Polluting Substance on, upon, into or from the Collateral which are given or required to be given by or on behalf of the Company or any of its Subsidiaries to any federal, state or local Tribunal if any of the foregoing may materially and adversely affect the Company, any of its Subsidiaries or any part of the Collateral, and such copies of notifications shall be delivered to the holders at the same time as they are delivered to the Tribunal. The Company further agrees promptly to undertake and diligently pursue to completion, or to cause its Subsidiaries to undertake and diligently pursue to completion, any appropriate and legally required or authorized remedial containment and cleanup action in the event of any release or discharge or threatened release or discharge of a Polluting Substance on, upon, into or from the Collateral. At all times while owning and operating the Collateral, the Company will maintain and retain, or cause its Subsidiaries to maintain and retain, complete and accurate records of all releases, discharges or other disposal of Polluting Substances on, onto, into or from the Collateral, including, without limitation, records of the quantity and type of any Polluting Substances disposed of on or off the Collateral.

          5M. ENVIRONMENTAL INDEMNITIES. The Company hereby agrees to indemnify, defend and hold harmless each holder of Notes, the Agent and each of their respective officers, directors, employees, agents, consultants, attorneys, contractors, affiliates, successors, assigns or transferees from and against, and reimburse said Persons in full with respect to, any and all loss, liability, damage, fines, penalties, costs and expenses, of every kind and character, including reasonable attorneys' fees and court costs, known or unknown, fixed or contingent, occasioned by or associated with any claims, demands, causes of action, suits and/or enforcement actions, including any administrative or judicial proceedings, and any remedial, removal or response actions ever asserted, threatened, instituted or requested by any Persons, including any Tribunal, arising out of or related to: (i) the breach of any representation or warranty of the Company contained in paragraph 8M set forth herein; (ii) the failure of the Company to perform, or to cause its Subsidiaries to perform, any of the covenants contained in paragraph 5L;
(iii) the ownership, construction, occupancy, operation, use of the Collateral prior to the earlier of the date on which (a) the Notes have been paid in full and the Security Documents have been released, or (b) the Collateral has been sold by the Agent pursuant to foreclosure of the Liens granted under the Security Documents, deed in lieu of such foreclosure or otherwise (all of the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, HOWEVER, the foregoing indemnity shall not apply with respect to matters caused solely by or arising solely from the Agent's activities during any period of time the Agent acquires ownership of the Collateral. THE FOREGOING INDEMNITY OBLIGATIONS OF THE COMPANY SHALL EXTEND

TO ALL INDEMNIFIED LIABILITIES, INCLUDING, WITHOUT LIMITATION, ANY INDEMNIFIED LIABILITIES ARISING FROM OR ATTRIBUTED TO THE NEGLIGENCE OF ANY INDEMNIFIED PARTY.

          5N. COLLATERAL; NEW SUBSIDIARIES. The Company shall execute, and shall cause its Subsidiaries to execute, any and all documents, financing statements, agreements and instruments, and take all action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust), that may be required under applicable law, or which the Required Holder(s) or the Agent may reasonably request in order to effectuate the transactions contemplated by the Senior Note Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests and Liens created or purported to be created by the Security Documents. In addition, at the cost and expense of the Company, the Company will (i) cause each subsequently acquired or organized Subsidiary (contemporaneously with such acquisition or organization) to execute and deliver a Guaranty Agreement in favor of the holders of Notes and (ii) cause such Subsidiary to secure payment of the Notes and performance and observance of all other obligations of the Company and its Subsidiaries under the Senior Note Documents by pledging or creating, or causing to be pledged or created, first priority perfected security interests and Liens with respect to such of its assets and properties as the Required Holder(s) shall designate (it being understood that it is the intent of the parties that such obligations shall be secured by, among other things, substantially all the property and assets of the Company and its Subsidiaries (now or hereafter acquired or created), including, without limitation, real and other properties acquired subsequent to the Date of Closing). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form, scope and substance satisfactory to the Required Holder(s) and the Agent, and the Company will deliver or cause to be delivered to the Agent, all such instruments and documents (including, without limitation, legal opinions, title insurance policies, surveys and lien searches) as the Required Holder(s) or the Agent shall request to evidence compliance with this paragraph 5N. The Company agrees to provide from time to time such evidence as the Required Holder(s) or the Agent shall request as to the perfection and priority status of each such security interest and Lien.

          5O. ENFORCEMENT OF ACQUISITION DOCUMENTS. The Company will enforce, and will cause each of its Subsidiaries parties thereto to enforce, all covenants, agreements and other obligations contained in the Acquisition Documents which are binding upon the other parties thereto and which survive the consummation of the Acquisition, including, without limitation, all indemnification obligations.

          5P. LOCKBOX ACCOUNT. The Company and each of its Subsidiaries shall establish and maintain a joint lockbox account with the Agent (the "LOCKBOX ACCOUNT") pursuant to the Lockbox Agreement.

          5Q.  BORROWING BASE PROVISIONS.

               (i) INITIAL BORROWING BASE. During the period from the date hereof through November 30, 1997, the effective date of the first redetermination of the Borrowing Base pursuant to the provisions of this paragraph 5Q, the amount of the Borrowing Base shall be $27,300,000.

               (ii) ADJUSTMENTS TO BORROWING BASE.

               (a) The Borrowing Base shall be redetermined (w) initially as of November 30, 1997, (x) as of any subsequent quarterly redetermination date (each February 28 or 29, May 31, August 31 and November 30), (y) as of the effective date of any Asset Disposition pursuant to clause
          (i) or (ii) of paragraph 6C(5) and (z) upon a Mid-Period Adjustment made pursuant to clause (e) below.

               (b) Promptly upon each redetermination of the "Oil and Gas Collateral Borrowing Base" under and as that term is defined in the Bank Agreement (hereinafter the "BANK OIL AND GAS BORROWING BASE"), but in any event no later than fifteen days prior to the applicable May 31 or November 30 redetermination date under the Bank Agreement, the Company shall furnish to each holder of Notes written notice of the amount of the redetermined Bank Oil and Gas Borrowing Base, which notice shall be accompanied by all documents, calculations and other materials furnished by the Company and its Subsidiaries to the Banks or prepared by or on behalf of the Banks in connection with such redetermination of the Bank Oil and Gas Borrowing Base, including, without limitation, all borrowing base certificates, reports and engineering certificates furnished to the Banks. After review of the redetermined Bank Oil and Gas Borrowing Base and all supporting information, the Required Holder(s) shall reach their own determination of the value of the Oil and Gas Properties. If such determination by the Required Holder(s) differs from the Banks' determination and the Banks and the Required Holder(s) are unable to reach an agreement concerning the value of the Oil and Gas Properties by the then applicable May 31 or November 30 redetermination date, the lower of the two valuation amounts for the Oil and Gas Properties shall be deemed to be the redetermined amount of the evaluated Oil and Gas Properties (the "OIL AND GAS BORROWING BASE") for purposes of this Agreement and shall remain in effect until any subsequent redetermination pursuant to this paragraph 5Q. The determination of the Oil and Gas Borrowing Base shall be made in good faith by the Required Holder(s), in the exercise of their sole discretion and in accordance with their respective customary practices and standards for similar debt investments as they exist at the time of such determination of the Oil and Gas Borrowing Base, which may vary from holder to holder.
         The Oil and Gas Borrowing Base, as so redetermined semiannually, shall be added to the other components of the Borrowing Base, and such Borrowing Base shall be adjusted quarterly, all as provided in clause (a) above and in the definition of "Borrowing Base" set forth in paragraph 10B.

               (c) The combined aggregate principal amount permitted to be outstanding under the Note Agreement and the Bank Agreement (including, without limitation, the unfunded portion of outstanding letters of credit issued by any of the Banks) shall not exceed the Borrowing Base from time to time in effect hereunder.

               (d) Any Asset Disposition permitted under clause (i) or (ii) of paragraph 6C(5) shall, concurrently with the consummation of such Asset Disposition, effect an automatic reduction in the Borrowing Base then in effect.

               (e) The Company and its Subsidiaries may from time to time ask the Banks to undertake a review and possible adjustment of the "Revolving Credit Borrowing Base" under and as such term is defined in the Bank Agreement (the "BANK BORROWING BASE") other than at one of the regularly scheduled quarterly redetermination dates, in order to adjust the Bank Borrowing Base as a result of a completed acquisition, a prospective acquisition, or otherwise. Upon delivery of written notice to the holders of Notes that such a redetermination of the Bank Borrowing Base has been agreed to and effected by the Banks and the Company's receipt of written consent from the Required Holder(s), and provided, in the case of a Mid-Period Adjustment requested in order to include in the Borrowing Base prior to the consummation of an acquisition the value of assets to be acquired in such acquisition, that (v) no Change of Control has occurred or will result from the contemplated acquisition, (w) the Required Holder(s)' review and approval of the assets being acquired (in accordance with the Borrowing Base formula then in effect), (x) such acquisition is permitted under the terms of this Agreement, (y) no Default or Event of Default has occurred or would occur, both before and after giving effect to such acquisition, and (z) the Company, contemporaneously with the consummation of such acquisition, complies in all respects with paragraph 5N of this Agreement, the Borrowing Base then in effect shall also be redetermined to include the value of the assets being acquired (each such redetermination, a "MID-PERIOD ADJUSTMENT").

          (iii) PROCEDURES IF BORROWING BASE DEFICIENCY OCCURS. Each time the combined aggregate principal amount outstanding under the Note Agreement and the Bank Agreement (including, without limitation, the unfunded portion of outstanding letters of credit issued by any of the Banks) (the "OUTSTANDING SENIOR INDEBTEDNESS") exceeds the Borrowing Base (each, a "BORROWING BASE DEFICIENCY"), the Company shall promptly notify all holders of Notes of such occurrence and the amount of the Borrowing Base Deficiency on such date, and shall promptly thereafter offer to prepay the Notes as and to the extent required under paragraph 4B.

          PARAGRAPH 6.  NEGATIVE COVENANTS.

          6. NEGATIVE COVENANTS. So long as any Note shall remain unpaid or you shall have any commitment hereunder, the Company covenants that:

          6A.  FINANCIAL COVENANTS.

               6A(1).    TOTAL LENDER/CAPITALIZED LEASE OBLIGATIONS TO TANGIBLE
          NET WORTH RATIO. The Company will not permit, at any time during any fiscal year period set forth below, the ratio of Consolidated Total Lender/Capitalized Lease Obligations to Consolidated Tangible Net Worth to be greater than the ratio set forth opposite such fiscal year period below:

                    Fiscal Year(s)                             Maximum Ratio

               fiscal years 1997 and 1998                        1.60 to 1.00
               fiscal years 1999 through 2004                    1.40 to 1.00

               6A(2).    MINIMUM CURRENT RATIO.  The Company will not permit, at
          any time during any fiscal year period set forth below, the Current Ratio to be less than the Current Ratio set forth opposite fiscal year period below:

                    Fiscal Year(s)                         Minimum Current Ratio

               fiscal year 1997                             1.20 to 1.00
               fiscal years 1998 through 2004                    0.60 to 1.00

               6A(3).   MINIMUM DEBT SERVICE COVERAGE RATIO.  The Company will
          not permit the ratio of (i) EBITDA for the most recently ended two fiscal quarters to (ii) Debt Service for such two fiscal quarters to be less than (i) 2.25 to 1.00 from the Date of Closing until the Conversion Date or (ii) 1.50 to 1.00 from and after the Conversion Date.

               6A(4).    CAPITAL EXPENDITURES.  The Company will not (i)
          permit capital expenditures for the Company and its Subsidiaries in any fiscal year subsequent to the fiscal year ended December 31, 1999 for the acquisition, construction, expansion or improvement of capital assets (whether owned or leased or otherwise) to exceed an aggregate total of $3,000,000 for the Company and its Subsidiaries for such fiscal year or (ii) commit, or permit any of its Subsidiaries to commit, for any such capital expenditure which, if made in the applicable fiscal year period for delivery and payment for such applicable period, would result in gross capital expenditures in excess of the $3,000,000 aggregate limitation herein set forth.

               6A(5). MAXIMUM SGA TO TOTAL REVENUES RATIO. The Company will not permit the ratio of (i) Consolidated SGA Expenses for the most recently ended two fiscal quarters to (ii) Consolidated Total Revenues for such two fiscal quarters, expressed as a percentage, to exceed (a) 22% through the fiscal quarter ending December 31, 1997, and (b) 19% during and after the fiscal quarter ending March 31, 1997.

               6A(6).    MAXIMUM PARTS INVENTORY.   The Company will not permit
          the aggregate compressor parts inventories for the Company and its Subsidiaries to exceed $5,000,000 book value at any time, calculated pursuant to GAAP (lower of cost or market).

          6B. LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any Subsidiary to, directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment.

          6C. LIENS, INDEBTEDNESS, AND OTHER RESTRICTIONS. The Company will not and will not permit any Subsidiary to:

               6C(1).    LIENS.  Create, assume or suffer to exist any Lien upon
          any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph
          5D), EXCEPT:

                    (i) Liens in favor of the Agent securing the Notes and the payment, performance and observance of the other obligations under this Agreement and the other Senior Note Documents;

                    (ii) Liens in favor of the Agent securing Indebtedness of
               the Company and its Subsidiaries to the Banks under the Bank Agreement and other Loan Documents (as such term is defined in the Bank Agreement);

                    (iii) Liens in favor of the Agent securing the Subordinated Notes and the payment, performance and observance of the other obligations under the Subordinated Note Agreement and the other Subordinated Note Documents;

                    (iv) Liens on property of the Company and its Subsidiaries outstanding on the Date of Closing, described in SCHEDULE 8D attached hereto and securing Indebtedness permitted by paragraph 6C(2);

                    (v) statutory Liens incidental to the conduct of business or the ownership of properties of the Company and its Subsidiaries (including Liens in connection with worker's compensation, unemployment insurance and other like laws (other than ERISA Liens), warehousemen's and mechanic's liens and statutory landlord's liens) and Liens to secure the performance of bids, tenders or purchase, construction or sales contracts, or to secure statutory obligations, property taxes and assessments or governmental charges, surety or appeal bonds or other Liens of like general nature which in each case are incurred in the ordinary course of business and not in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in any event materially impair the value or use of the property encumbered thereby in the operation of the business of the Company and its Subsidiaries; PROVIDED in each case, that the obligation secured is not overdue; and

                    (vi) any Lien created to secure all or any part of the
               purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price, of property acquired by the Company or its Subsidiaries after the Date of Closing, PROVIDED, that any such Lien shall be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property.

               6C(2).    LIMITATION ON INDEBTEDNESS.  Create, incur, assume or
          permit to exist any Indebtedness other than:

                    (i) Indebtedness incurred pursuant to this Agreement, as evidenced by the Notes, and the guaranty obligations of the Company's Subsidiaries with respect thereto;

                    (ii) Indebtedness incurred pursuant to the Subordinated Note
               Agreement, as evidenced by the Subordinated Notes, and the guaranty obligations of the Company's Subsidiaries with respect thereto;

                    (iii) Indebtedness incurred pursuant to the Bank Agreement, so long as (a) the Intercreditor Agreement shall remain in effect and (b) the maximum aggregate outstanding loans or commitments (and other extensions of credit) of all lenders from time to time parties thereto does not exceed $40,000,000;

                    (iv) trade payables and current Indebtedness (other than for borrowed money) incurred in, and deposits and advances accepted in, the ordinary course of business; and

                    (v) Indebtedness secured by the Liens permitted pursuant to clause (vi) of paragraph 6C(1); PROVIDED, that such Indebtedness shall not exceed $500,000 in the aggregate incurred during any fiscal year and $750,000 in the aggregate outstanding at any time.

               6C(3).    LOANS, ADVANCES, INVESTMENTS AND CONTINGENT
          LIABILITIES. Make or permit to remain outstanding any loan or advance to, or extend credit (other than trade credit extended in the normal course of business to any Person that is not a Subsidiary of the Company) to, or make or permit to remain outstanding any Guarantee in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or acquire all or substantially all of the assets of, any Person (any of the foregoing, an "INVESTMENT"), EXCEPT that the Company or any Subsidiary may:

                    (i) endorse negotiable instruments for collection in the ordinary course of business;

                    (ii) provide Guarantees with respect to the Indebtedness and other obligations of the Company and its Subsidiaries under the Senior Note Documents and the Subordinated Note Documents;

                    (iii) own, purchase or acquire stock or other equity interests of a Wholly Owned Subsidiary or, if permitted under clause (vii) of this paragraph 6C(3), of a Person which immediately after such purchase or acquisition will be a Wholly Owned Subsidiary;

                    (iv) own, purchase or acquire (a) certificates of
               deposit of commercial banks organized under the laws of the United States or any state thereof (having capital resources in excess of $100,000,000) and commercial paper rated A-1 by Standard and Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., in each case due within one year from the date of purchase and payable in the United States in United States dollars, (b) obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government, in any case maturing within one year after the acquisition thereof, and (c) money market mutual funds that are classified as current assets in accordance with GAAP and that invest solely in investments described in clauses
               (a) and (b) maturing not more than one year after the acquisition thereof, which funds are managed by Persons having capital and surplus in excess of $100,000,000;

                    (v) make or permit to remain outstanding other loans, advances and Guarantees, PROVIDED that the aggregate amount of other loans, advances and Guarantees permitted pursuant to this clause (v) shall not exceed $200,000 during any fiscal year period;

                    (vi) acquire limited partnership or limited liability
               company member interests in up to three compressor leasing limited partnerships or limited liability companies with BOK Capital Services, Inc. ("BCS"), each of which shall be subject to the following limitations: (a) the total capital contribution of the Company or its applicable Subsidiary shall not exceed $1,000;
               (b) BCS will provide not more than $6,000,000, in the form of either a capital contribution or a loan, to each such entity; (c) neither the Company nor any of its Subsidiaries nor any of their respective properties shall be liable with respect to any Indebtedness or other obligations of such entity; (d) and all organizational, operating and other documents executed in connection with the formation and operation of each such entity shall be substantially similar to those previously provided to and approved by you; and

                    (vii) acquire all of the capital stock or other equity interests of a Person, or acquire all or substantially all of the assets of a Person; PROVIDED, that the prior written consent of the Required Holder(s) (which may be granted or withheld in their sole discretion) shall be required with respect to any such acquisition for consideration that includes the payment of cash by the Company or any of its Subsidiaries, at the time of the acquisition or within twelve months thereafter, in an amount in excess of $5,000,000.

               6C(4).    CONSOLIDATION, MERGER OR TRANSFER OF ASSETS.  (i) Merge
          or consolidate with or into any Person (except that any Subsidiary may merge or consolidate with or into any other Subsidiary), (ii) convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person or (iii) adopt or effect any plan of reorganization, recapitalization, liquidation or dissolution.

               6C(5).    LIMITATION ON ASSET DISPOSITIONS. Except as permitted
          under paragraph 6C(4), make or permit to be made any Asset Disposition, other than the following:

                    (i) any Asset Disposition involving any of the compressor units of the Company or any of its Subsidiaries, PROVIDED that (a) the aggregate Fair Market Value of all such Asset Dispositions may not exceed $1,000,000 in any consecutive twelve-month period without the prior written consent of the Required Holder(s) and (b) the Company has offered to prepay Notes if and to the extent required under paragraph 4B; and

                    (ii) any Asset Disposition involving an undivided interest in any of the Oil and Gas Properties, PROVIDED that (a) the aggregate Fair Market Value of all such Asset Dispositions may not exceed $250,000 in any consecutive twelve-month period without the prior written consent of the Required Holder(s) and
               (b) the Company has offered to prepay Notes if and to the extent required under paragraph 4B; and

                    (iii) any other Asset Disposition for Fair Market Value of assets (other than and expressly excluding (a) compressors, (b) oil and gas leasehold, mining or other mineral interests wherever located and (c) capital stock or other equity interests in Subsidiaries), PROVIDED that the aggregate Fair Market Value of all such Asset Dispositions in any fiscal year may not exceed $100,000.

               6C(6).    SALE OR DISCOUNT OF RECEIVABLES.  Sell with recourse,
          discount (other than to the extent of finance and interest charges included therein) or otherwise sell for less than face value thereof, any of its notes or accounts receivable, except notes or accounts receivable the collection of which is doubtful in accordance with general accepted accounting principles.

               6C(7).    TRANSACTIONS WITH AFFILIATES.  Directly or indirectly,
          purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise (i) any Affiliate, (ii) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of the Company (of any class having ordinary voting power for the election of directors) aggregating 5% or more of such voting power or (iii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) or (ii) of this paragraph 6C(7), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

          6D.  CHANGE OF FISCAL YEAR.   The Company will not and will not permit
any Subsidiary to change its fiscal year from its present fiscal year (fiscal year end of December 31).

          6E. CHANGE OF BUSINESS. The Company will not and will not permit any Subsidiary to engage in any business activity or operation substantially different than or unrelated to its current business activities or operations.

          6F. CERTIFICATES OF INCORPORATION; BYLAWS; TRADE NAMES. The Company will not and will not permit any Subsidiary to amend, alter, modify or restate its Certificate of Incorporation or bylaws in any way which would (i) change its corporate name or adopt a trade name, or (ii) in any manner adversely affect the obligations or covenants of the Company and its Subsidiaries hereunder or under any of the other Senior Note Documents.

          6G. OTHER AGREEMENTS, AMENDMENTS. The Company will not and will not permit any of its Subsidiaries to (i) enter into or permit to exist any agreement (a) which would cause a Default or Event of Default hereunder or
(b) which contains any provision which would be violated or breached by the performance of the obligations of the Company and its Subsidiaries hereunder or under any of the other Senior Note Documents or (ii) amend or modify or permit the amendment or modification of the Bank Agreement or any other "Loan Document," as such term is defined in the Bank Agreement as in effect on the date hereof.

          6H. LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, enter into or suffer to exist any contractual obligation, other than the Bank Agreement, the Senior Note Documents and the Subordinated Note Documents, which in any way restricts the ability of the Company or any of its Subsidiaries to (i) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, (ii) make any prepayments or purchases of the Notes required under this Agreement, (iii) make any dividends or distributions, or any payments required under this Agreement or any other Senior Note Document or (iv) transfer any of its property or assets to the Company or a Wholly Owned Subsidiary of the Company.

          6I. MOST FAVORED LENDER STATUS. The Company will not and will not permit any Subsidiary to enter into, assume or otherwise be bound or obligated under any agreement creating or evidencing Indebtedness in excess of $500,000 or any agreement executed and delivered in connection with any Indebtedness in excess of $500,000 containing one or more Additional Covenants or Additional Defaults, unless prior written consent to such agreement shall have been obtained pursuant to paragraph 11C; PROVIDED, HOWEVER, in the event the Company or any Subsidiary shall enter into, assume or otherwise become bound by or obligated under any such agreement without the prior written consent of the holders of the Notes, the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement, but only for so long as such Additional Covenants and Additional Defaults remain in effect with respect to such other agreement. The Company further covenants to promptly execute and deliver at its expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holder(s) evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this paragraph 6I, but shall merely be for the convenience of the parties hereto.

          6J.  CHANGE IN CONTROL.  No Change in Control shall occur.

          PARAGRAPH 7.  EVENTS OF DEFAULT.

          7.   EVENTS OF DEFAULT.

          7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

               (i) the Company defaults in the payment or prepayment of any principal of any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

               (ii) the Company defaults in the payment of any interest on any Note for more than five days after the date due, or the Company or any Subsidiary fails to pay any other amounts owed under this Agreement or any other Senior Note Document within ten days after the date due; or

               (iii) the Company or any Subsidiary (a) defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) in excess of $100,000 beyond any period of grace provided with respect thereto, or (b) fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity; or

               (iv) any representation or warranty made by the Company or any of its Subsidiaries herein or in any of the other Senior Note Documents, or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

               (v) the Company fails to perform or observe any term, covenant or agreement contained in paragraphs 5K or 6; or

               (vi) the Company or any Subsidiary fails to perform or observe any other agreement, covenant, term or condition contained herein or in any of the other Senior Note Documents and such failure shall not be remedied within the earlier of (a) 30 days after the Company or any Subsidiary obtains (or should have obtained) knowledge thereof or
          (b) 20 days following receipt of notice thereof from any holder; or

               (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

               (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "BANKRUPTCY LAW"), of any jurisdiction; or

               (ix) the Company or any Subsidiary petitions or applies to any Tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

               (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

               (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

               (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

               (xiii) the Company or any Subsidiary fails to make timely payment or deposit of any amount of tax required under the Code to be withheld by the Company or any Subsidiary and paid to or deposited to or to the credit of the United States of America in respect of any and all wages and salaries paid to employees of any one or more or all of the Company or any of its Subsidiaries for a tax deposit amount in excess of $10,000; or

               (xiv) any judgment or order, or series of judgments or orders, in an amount in excess of $250,000, is rendered against the Company or any Subsidiary and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged; or

               (xv) any Termination Event with respect to a Plan shall have occurred and, within 30 days after the occurrence thereof, (a) such Termination Event (if correctable) shall not have been corrected and
          (b) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $250,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a) (2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount); or

               (xvi) the Company or any of its ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an aggregate amount exceeding $250,000; or

               (xvii) Any "Event of Default" under and as that term is defined in the Bank Agreement or any of the other "Loan Documents" (as defined in the Bank Agreement) occurs, and any applicable grace or curative period has expired;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

          7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of the Notes which has become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

          7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

          7D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, (i) the holder of any Note may proceed to protect and enforce its rights under this Agreement, such Note and the other Senior Note Documents by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or the other Senior Note Documents or in aid of the exercise of any power granted in this Agreement or the other Senior Note Documents, and (ii) both the Agent and the holders of the Notes may exercise any rights or remedies in their respective capacities under the Security Documents in accordance with the provisions thereof. No remedy conferred in this Agreement or the other Senior Note Documents upon the holder of any Note or the Agent is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

          PARAGRAPH 8.  REPRESENTATIONS, COVENANTS AND WARRANTIES.

          8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

          8A. ORGANIZATION AND QUALIFICATION. Each of the Transaction Parties is a corporation duly organized and validly existing in good standing under the laws of its state of incorporation, and is duly licensed and in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted or the property owned is such as to require licensing or qualification as a foreign corporation. The Company has no Subsidiaries other than ECI, ELC, Sunterra and OEC, and ECI, ELC, Sunterra and OEC are each Wholly Owned Subsidiaries of the Company. The execution, delivery and performance by the Company of the Notes, this Agreement, the other Senior Note Documents and the Acquisition Documents to which it is a party, and the execution, delivery and performance by each of the other Transaction Parties of the Senior Note Documents and Acquisition Documents to which it is a party, are within the Company's and the other Transaction Parties' respective corporate powers and have been duly authorized by all necessary corporate action. All record or beneficial stockholders of the Company comprising the Control Group are listed on SCHEDULE 8A attached hereto.

          8B. FINANCIAL STATEMENTS. The Company has furnished you with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the years 1994 to 1996, inclusive, and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for each such year, all reported on by Coopers & Lybrand L.L.P.; and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at March 31 in each of the years 1996 and 1997 and consolidated statements of income, stockholders' equity and cash flows for the three-month period ended on each such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise), prospects or operations of the Company and its Subsidiaries taken as a whole since December 31, 1996.

          8C. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which, if adversely determined, might result in a liability of greater than $100,000 or might otherwise result in any material adverse change in the business, condition (financial or otherwise), prospects or operations of the Company and its Subsidiaries taken as a whole. There is no action, suit, investigation or proceeding pending or threatened against the Company or any of its Subsidiaries which purports to affect the validity or enforceability of this Agreement, any Note, any of the other Senior Note Documents or any of the Acquisition Documents.

          8D. OUTSTANDING INDEBTEDNESS. Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by paragraphs 6A(1), 6A(3) and 6C(2) and all of which is described in SCHEDULE 8D attached hereto. There exists no default under (and no waiver of default is currently in effect with respect to) the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto, and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          8E. TITLE TO PROPERTIES. The Company has and each of its Subsidiaries has good and marketable title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at December 31, 1996 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect. The two schedules of natural gas compressor units and related leases, dated June 30, 1997 (as to OEC) and July 21, 1997 and August 4, 1997 (as to ECS), previously furnished to you by the Company contain a true, correct and complete list of all natural gas compressor units owned or leased (as lessee) by the Company or any of its Subsidiaries and the material terms of the respective lease agreements pursuant to which the Company or any of its Subsidiaries is leasing such compressor units to its customers.

          8F. POSSESSION OF FRANCHISES, LICENSES. The Company and each of its Subsidiaries possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of its respective properties and assets, and none of the Company or any of its Subsidiaries is in violation of any thereof in any material respect.

          8G. TAXES. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles.

          8H. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, prospects or financial condition. Neither the execution nor delivery of this Agreement, the Notes, the other Senior Note Documents or the Acquisition Documents, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions of this Agreement, the Notes, the other Senior Note Documents or the Acquisition Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (except Liens created under the Security Documents) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or bylaws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in SCHEDULE 8H attached hereto.

          8I. OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

          8J. USE OF PROCEEDS. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System ("MARGIN STOCK"). The proceeds of sale of the Notes will be used to refinance existing Indebtedness of the Company and its Subsidiaries to the Bank. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

          8K. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer
Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise), prospects or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise), prospects or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 9B.

          8L. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental or regulatory body (other than routine filings after the Date of Closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the other Senior Note Documents or the Acquisition Documents and the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or thereof.

          8M.  ENVIRONMENTAL COMPLIANCE.

               (i) The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise), prospects or operations of the Company and its Subsidiaries taken as a whole;

               (ii) Neither the Company nor any of its Subsidiaries is subject to any liability or obligation relating to (a) the environmental conditions on, under or about the Collateral, including, without limitation, the soil and ground water conditions at the location of any of the properties of the Company or its Subsidiaries, or (b) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Polluting Substance;

               (iii) The Company and its Subsidiaries have not obtained and are not required to obtain or make application for any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, facilities, fixtures and equipment forming a part of the Collateral by reason of any Environmental Laws;

               (iv) The Company and its Subsidiaries have taken all steps necessary to determine and has determined that no Polluting Substances have been disposed of or otherwise released on, onto, into, or from the Collateral (the term "release," "disposal" or "disposed" shall have the respective meanings specified in applicable Environmental
          Laws);

               (v) There are no polychlorinated biphenyls ("PCB's") or asbestos-containing materials, whether in the nature of thermal insulation products such as pipe boiler or breech coverings, wraps or blankets or sprayed-on or troweled-on products in, on or upon the Collateral; and

               (vi) There is no urea formaldehyde foam insulation ("UFFI") in, on or upon the Collateral.

          8N. OIL AND GAS CONTRACTS. All contracts, agreements and leases related to any of the oil and gas mining, mineral or leasehold properties and all contracts, agreements, instruments and leases to which the Company or any of its Subsidiaries is a party, are valid and effective in accordance with their respective terms, and all agreements included in the oil and gas mining, mineral or leasehold properties in the nature of oil and/or gas purchase agreements, and oil and/or gas sale agreements are in full force and effect and are valid and legally binding obligations of the parties thereto and all payments due thereunder have been made, except for those suspended for reasonable cause in the ordinary course of business; and, there is not under any such contract, agreement or lease any existing default by any party thereto or any event which, with notice or lapse of time, or both, would constitute such default, other than minor defaults which, in the aggregate, would result in losses or damages of more than $100,000 to the Company or any of its Subsidiaries.

          8O. NATURAL GAS POLICY ACT AND NATURAL GAS ACT COMPLIANCE. To the Company's knowledge, all material filings and approvals under the Natural Gas Policy Act of 1978, as amended, and the Natural Gas Act, as amended, or with the Federal Energy Regulatory Commission (the "FERC") or required under any rules or regulations adopted by the FERC which are necessary for the operation of the respective businesses of the Company and its Subsidiaries or the Collateral in the manner in which they are presently being operated have been made and the terms of the agreements and contractual rights included in such businesses or the Collateral do not conflict with or contravene any such Law, rule or regulation.

          8P. TAKE OR PAY OBLIGATIONS, PREPAYMENTS, BTU ADJUSTMENTS AND BALANCING PROBLEMS. To the Company's knowledge, after diligent inquiry, there is no take or pay obligation under any gas purchase agreement comprising a portion of the Collateral which is not matched by a commensurate and corresponding pay or take obligation binding upon the purchaser under a corresponding gas sales agreement such that with respect to the ownership and operation of the businesses of the Company or any of its Subsidiaries or the Collateral, any such obligation in favor of any seller under any gas purchase agreement to which the Company or any of its Subsidiaries is a "buyer" is matched by a corresponding obligation on the part of "purchasers" under corresponding gas sales agreements pursuant to which the Company or any of its Subsidiaries is the "seller". None of the Company and its Subsidiaries nor the Collateral is subject to requirements to make BTU adjustments or effect gas balancing in favor of third parties which would result in the Company or any of its Subsidiaries being required to (i) deliver gas at a price below that established in applicable gas sales agreements or on behalf of and for the benefit of third parties in exchange or to otherwise compensate for prior above market or above contract purchases of gas from the Company or any of its Subsidiaries or any of their predecessors in interest, or (ii) balance in kind by allowing other owners in the Collateral to make up the past imbalances in gas sales, or (iii) balance in cash by paying other owners of the Collateral for the past gas imbalances.

          8Q. GAS PURCHASE OBLIGATIONS IN EXCESS OF GAS SALES RIGHTS. The ownership and operation of the business operations of the Company and its Subsidiaries or the Collateral have not resulted and will not result in the existence of minimum purchase obligations under any gas purchase agreement (relating to the volume of gas to be taken thereunder or the price to be paid with respect thereto for the duration of any such gas purchase agreement) which are not matched by corresponding and commensurate rights to sell all such gas under applicable gas sales agreements at prices in excess of the amount to be paid therefor under gas purchase agreements (without regard to costs associated with transporting any such gas and risks of volume "shrinkage" occurring in the transportation process).

          8R. FISCAL YEAR. The fiscal year of the Company and each of its Subsidiaries ends as of December 31 of each year.

          8S. DISCLOSURE. Neither this Agreement, the other Senior Note Documents nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement, the other Senior Note Documents or in the other documents, certificates and statements furnished to you by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby. The pro forma financial projections dated as of July 31, 1997 and previously delivered to you by the Company are reasonable based on the assumptions stated therein and the best information available to the officers of the Company.

          8T. INVESTMENT COMPANY ACT. Neither the Company, any of its Subsidiaries nor any Person controlling the Company or any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          8U. PUBLIC UTILITY HOLDING COMPANY ACT; FEDERAL POWER ACT; INTERSTATE COMMERCE ACT; OTHER REGULATION. Neither the Company, any of its Subsidiaries nor any Person controlling the Company or any of its Subsidiaries is subject to regulation under the Public Utilities Holding Company Act of 1935, as amended, the Federal Power Act, as amended, the Interstate Commerce Act, as amended, any state public utilities code, as amended from time to time, or any other federal or state statute or regulation, as amended from time to time, which limits the ability of (i) the Company to issue the Notes or (ii) the Company or any of its Subsidiaries to perform its respective obligations under this Agreement, the other Senior Note Documents or the Acquisition Documents.

          8V. ACQUISITION REPRESENTATIONS AND WARRANTIES. To induce you to enter into this Agreement and to purchase the Notes, the Company agrees that you shall be entitled to rely upon each of the representations and warranties of the Company or any of its Subsidiaries set forth in any of the Acquisition Documents as fully as if set forth in this Agreement.

          PARAGRAPH 9.  REPRESENTATIONS OF THE PURCHASER.

          9.   REPRESENTATIONS OF THE PURCHASER.  You represent as follows:

          9A. NATURE OF PURCHASE. You are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control.

          9B. SOURCE OF FUNDS. No part of the funds being used by you to pay the purchase price of the Notes being purchased by you hereunder constitutes assets allocated to any separate account maintained by you in which any employee benefit plan, other than employee benefit plans identified on a list which has been furnished by you to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

          PARAGRAPH 10.  DEFINITIONS.

          10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          10A. OTHER TERMS.

               "ACQUIRED COMPANIES" shall mean Ouachita Energy Corporation, a Louisiana corporation, Ouachita Energy Partners, Ltd., a Louisiana corporation, and Ouachita Compression Group, LLC, a Louisiana limited liability company.

               "ACQUISITION" shall mean, collectively, (i) the merger of Ouachita Energy Corporation, a Louisiana corporation, with and into OEC and
(ii) the acquisition by OEC of all or substantially all of the assets of Ouachita Energy Partners, Ltd., a Louisiana corporation, and Ouachita Compression Group, LLC, a Louisiana limited liability company, pursuant to the Acquisition Documents.

               "ACQUISITION AGREEMENTS" shall mean (i) the Agreement and Plan of Merger dated as of May 15, 1997 among the Company, OEC, Ouachita Energy Corporation, a Louisiana corporation, and Dennis W. Estis, and (ii) the Asset Purchase Agreement dated as of May 15, 1997 among the Company, OEC, Ouachita Energy Partners, Ltd., a Louisiana corporation, Ouachita Compression Group, LLC, a Louisiana limited liability company, and Dennis W. Estis.

               "ACQUISITION DOCUMENTS" shall mean the Acquisition Agreements and all other written agreements, documents, instruments and certificates now or hereafter executed and delivered by any Person which are required by the terms of the Acquisition Agreements to be delivered to consummate the Acquisition, and any and all amendments, supplements and other modifications thereof and all renewals, extensions, restatement or substitutions from time to time of all or any of the foregoing.

               "ADDITIONAL COVENANT" shall mean any affirmative or negative covenant or similar restriction applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of the covenants in paragraphs 5 and 6 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Indebtedness created or evidenced by the document in which such covenant or similar restriction is contained (and such covenant or similar restriction shall be deemed an "Additional Covenant" only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of the covenants in paragraphs 5 and 6 of this Agreement, or related definitions in paragraph 10 of this Agreement.

               "ADDITIONAL DEFAULT" shall mean any provision contained in any document or instrument creating or evidencing Indebtedness of the Company which permits the holder or holders of Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company or any Subsidiary to purchase such Indebtedness prior to the stated maturity thereof and which either (i) is similar to the Defaults and Events of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holder or holders of such other Indebtedness (and such provision shall be deemed an "Additional Default" only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of the Defaults and Events of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement.

               "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person (except, with respect to the Company, a Subsidiary). A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

               "AGENT" shall mean Bank of Oklahoma, National Association, in its capacity as Agent for the Banks, the holders of Notes and the holders of Subordinated Notes, as provided under the Intercreditor Agreement, and its successors and assigns as such Agent.

               "AIRCRAFT CHATTEL MORTGAGE" shall mean that certain Security Agreement (Aircraft Chattel Mortgage), dated as of August 5, 1997 and made by the Company or one of its Subsidiaries in favor of the Agent for the ratable benefit of the Banks, the holders of the Notes and, on a junior and subordinated basis, the holders of the Subordinated Notes, granting the Agent a first priority chattel mortgage lien and security interest in that certain 58 Baron Turbocharge aircraft, Federal Aviation Administration registration number N831JB, in substantially the form of EXHIBIT G attached hereto

               "APPLICABLE MARGIN" shall mean 2.25% per annum.

               "ASSET DISPOSITION" shall mean, with respect to the Company or any Subsidiary, any transaction or series of related transactions in which such Person sells, conveys, transfers or leases (as lessor) or parts with control of (collectively, for purposes of this definition, a "TRANSFER"), directly or indirectly, any of its property or assets, including, without limitation, any Indebtedness of any Subsidiary or capital stock of or other equity interests in any Subsidiary (including the issuance of such stock or other equity interests by such Subsidiary), other than transfers of cash or cash equivalents.

               "BANK" shall initially mean only Bank of Oklahoma, National Association, a national banking association, and "BANKS" shall mean Bank of Oklahoma, National Association, its successors and assigns with respect to the Bank Agreement, and any other lenders from time to time parties to the Bank Agreement.

               "BANK AGREEMENT" shall mean the Fifth Amended and Restated Revolving Credit and Term Loan Agreement dated as of even date herewith among the Transaction Parties and the Bank, as amended, supplemented and otherwise modified from time to time.

               "BANK BORROWING BASE" shall have the meaning specified in clause
(ii) of paragraph 5Q.

               "BANK CREDIT FACILITY" shall mean the credit facility made available to the Company and the other Transaction Parties pursuant to the Bank Agreement, under which the maximum aggregate outstanding loans (and other extensions of credit) or commitments of all lenders from time to time parties thereto shall in no event exceed $40,000,000.

               "BANKRUPTCY LAW" shall have the meaning specified in clause
(viii) of paragraph 7A.

               "BORROWING BASE" shall mean, at any time with respect to the Company and its Subsidiaries, an amount equal to the sum of (i) the LESSER of
(a) fifty percent (50%) of the aggregate sum of the most recent compressor parts inventory book value determined pursuant to GAAP (lower of cost or market value) and (b) $1,000,000; PLUS (ii) a multiple equal to five times the aggregate sum of the most recent six-month trailing Compressor Operating Income (per GAAP), adjusted quarterly effective as of the first day of each March, June, September and December, commencing as of December 1, 1997, based on the last day of each calendar quarter (initially the calendar quarter ending September 30, 1997), all pursuant to the provisions hereof but, at the sole discretion of the Required Holder(s), future fleet acquisitions by the Company or any of its Subsidiaries may be included in the Borrowing Base following review by the Required Holder(s) of the data submitted by the Company and its Subsidiaries in support thereof; PLUS (iii) the Oil and Gas Borrowing Base (as redetermined semiannually in accordance with paragraph 5Q) as rolled forward to the next Oil and Gas Borrowing Base redetermination date (either May 31 or November 30, as the case may be).

               "BORROWING BASE DEFICIENCY" shall have the meaning specified in clause (iii) of paragraph 5Q.

               "BANK OIL AND GAS BORROWING BASE" shall have the meaning specified in clause (ii) of paragraph 5Q.

               "BUSINESS DAY" shall mean any day on which banks are open for business in New York City (other than a Saturday, a Sunday or a legal holiday in the States of New York or New Jersey); PROVIDED, that, when used in connection with a LIBOR Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

               "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

               "CHANGE IN CONTROL" shall mean the failure of the members of the Control Group to own, on a fully diluted basis, at least 41% of the combined voting power of all then issued and outstanding Voting Stock of the Company, together with any one or more of the following: (i) the failure of the members of the Board of Directors of the Company as of the Date of Closing to constitute a majority of the members of the Board of Directors at any time in the future, OR (ii) the failure of the members of the Control Group to own, on a fully diluted basis, the largest voting block of the outstanding Voting Stock of the Company, OR (iii) the failure of either or both of the Persons holding the offices of President and Chief Financial Officer of the Company as of the Date of Closing to continue to hold such offices.

               "CLOSING" or "DATE OF CLOSING" shall have the meaning specified in paragraph 2.

               "CODE" shall mean the Internal Revenue Code of 1986, as amended.

               "COLLATERAL" shall mean the collateral described in the Security Documents which secures payment of the Notes and payment, performance and observance of the obligations of the Company and its Subsidiaries under this Agreement and the other Senior Note Documents.

               "COMPETITOR" shall mean any Person which has a material presence in the natural gas compression industry.

               "COMPRESSOR OPERATING INCOME" shall mean, with respect to the Company and its Subsidiaries, the sum of all compressor rental and maintenance fees and revenues, less the sum of direct compressor rental and operating expenses, per GAAP.

               "CONFIDENTIAL INFORMATION" shall mean any material non-public information regarding the Company that is provided to any holder of any Note, any Person that purchases a participation in a Note and any offeree of a Note or a participation therein pursuant to this Agreement other than information (i) which was publicly known or otherwise known to such holder, such Person or such offeree at the time of disclosure, (ii) which subsequently becomes publicly known through no act or omission of such holder, such Person or such offeree or
(iii) which otherwise becomes known to such holder, such Person or such offeree other than through disclosure by the Company or any Subsidiary.

               "CONSOLIDATED INTEREST EXPENSE" shall mean, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries and all imputed interest expense for the Warrants in accordance with GAAP): (i) all interest and prepayment charges in respect of Indebtedness of the Company and its Subsidiaries (including imputed interest in respect of Capitalized Lease Obligations and net costs of Swaps) deducted in determining consolidated net income for such period, together with (ii) all interest capitalized or deferred during such period and not deducted in determining consolidated net income for such period.

               "CONSOLIDATED NET WORTH" shall mean, on any date as of which the amount thereof is to be determined, the sum of the following for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP:
(i) the amount of stated capital (less cost of treasury shares), PLUS (ii) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, MINUS the amount of such deficit).

               "CONSOLIDATED SGA EXPENSES" shall mean, with respect to any period, all selling, general and administrative expenses of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

               "CONSOLIDATED TANGIBLE NET WORTH" shall mean, on any date as of which the amount thereof is to be determined, Consolidated Net Worth MINUS all assets which would be classified as intangible assets under GAAP, including, without limitation, good will, patents, franchises, organization costs, research and development costs, covenants not to compete and other deferred charges.

               "CONSOLIDATED TOTAL LENDER/CAPITALIZED LEASE OBLIGATIONS" shall mean, with respect to the Company and its Subsidiaries on any date as of which the amount thereof is to be determined, (i) the amount of all long term debt liabilities established pursuant to this Agreement, the Bank Agreement and the Subordinated Note Agreement, (ii) all current maturities of long term Indebtedness, and (iii) all Capitalized Lease Obligations, all determined on a consolidated basis in accordance with GAAP.

               "CONSOLIDATED TOTAL REVENUES" shall mean, with respect to any period, the total gross revenues of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

               "CONTROL GROUP" shall mean those record or beneficial stockholders of the Company listed on SCHEDULE 8A attached hereto.

               "CONVERSION DATE" shall have the meaning set forth in the Bank Agreement.

               "CURRENT ASSETS" shall mean, as of any date of determination thereof, the value of the current assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

               "CURRENT LIABILITIES" shall mean, as of any date of determination thereof, the value of the current liabilities of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

               "CURRENT RATIO" shall mean, as of any date of determination thereof, the ratio of Current Assets to Current Liabilities.

               "DEBT PREPAYMENT APPLICATION" shall have the following meanings:

               (i) With respect to any Borrowing Base Deficiency at any time, including, without limitation, any Borrowing Base Deficiency arising as a result of an Asset Disposition, "DEBT PREPAYMENT APPLICATION" shall mean the application by the Company or its Subsidiaries of cash in an amount equal to the amount of the Borrowing Base Deficiency to prepay Senior Indebtedness; PROVIDED that, in the course of making such application the Company shall offer to prepay each outstanding
          Note in accordance with paragraph 4B in a principal amount which equals the Ratable Portion for such Note. If any holder of a Note fails to accept such offer of prepayment, then, for purposes of the preceding sentence only, the Company nevertheless will be deemed to have paid Senior Indebtedness in an amount equal to the Ratable Portion for such Note. With respect to any Borrowing Base Deficiency, "RATABLE PORTION" for any Note means an amount equal to the product of (a) the Borrowing Base Deficiency being so applied to the payment of Senior Indebtedness MULTIPLIED by (b) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the Outstanding Senior Indebtedness.

               (ii) With respect to any Asset Disposition occurring after the Conversion Date, "DEBT PREPAYMENT APPLICATION" shall mean the application by the Company or its Subsidiaries of cash in an amount equal to the Specified Sales Proceeds with respect to such Asset Disposition to pay Senior Indebtedness; PROVIDED that, in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with paragraph 4B in a principal amount which equals the Ratable Portion for such Note. If any holder of a Note fails to accept such offer of prepayment, then, for purposes of the preceding sentence only, the Company nevertheless will be deemed to have paid Senior Indebtedness in an amount equal to the Ratable Portion for such Note. With respect to any Asset Disposition occurring after the Conversion Date, "RATABLE PORTION" for any Note means an amount equal to the product of (a) the Specified Sales Proceeds being so applied to the payment of Senior Indebtedness MULTIPLIED by (b) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the Outstanding Senior Indebtedness.

               "DEBT SERVICE" shall mean, with respect to any period, the sum of the following for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP: (i) Consolidated Interest Expense for such period and (ii) all payments of principal in respect of Indebtedness (including the principal component of any payments in respect of Capitalized Lease Obligations), but excluding voluntary principal prepayments under the Bank Credit Facility prior to the Conversion Date.

               "EBITDA" shall mean, for any period, the sum of (i) net income for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, PLUS (ii) to the extent deducted in the determination of consolidated net income, (a) all provisions for federal, state and other income tax, (b) Consolidated Interest Expense and (c) provisions for depreciation and amortization, LESS extraordinary items, gains on sales of assets and income from discontinued operations, which in the aggregate will be deducted only to the extent they are positive.

               "ECI" shall mean Equity Compressors, Inc., an Oklahoma corporation and Wholly Owned Subsidiary of the Company.

               "ELC" shall mean Equity Leasing Corporation, an Oklahoma corporation and Wholly Owned Subsidiary of the Company.

               "ENVIRONMENTAL LAWS" shall mean applicable federal, state, local and foreign laws, rules or regulations relating to emissions, discharges, releases or threatened releases of Polluting Substances into the environment (including, without limitation, airs, surface water, ground, water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Polluting Substances.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

               "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

               "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

               "FAIR MARKET VALUE" shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

               "GAAP" shall have the meaning specified in paragraph 10B.

               "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

               "GUARANTY AGREEMENTS" shall mean Guaranty Agreements, dated as of the Date of Closing, made by each of ECI, Sunterra and OEC, each in favor of you and all subsequent holders of the Notes, substantially in the form of EXHIBIT C, and all Guaranty Agreements hereafter executed by any Subsidiary as contemplated under paragraph 5N, as each may be amended, supplemented and otherwise modified from time to time.

               "INDEBTEDNESS" shall mean, with respect to any Person or consolidated group of Persons, without duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person or consolidated group of Persons as of the date on which Indebtedness is to be determined; (ii) all indebtedness secured by any Lien on, or payable out of the proceeds of production from, any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed; (iii) redemption obligations in respect of mandatorily redeemable preferred stock; (iv) Swaps; (v) unfunded pension liabilities;
(vi) contingent obligations as an account party in respect of letters of credit; and (vii) Guarantees of Indebtedness of other Persons of the types described in the foregoing clauses (i) through (vi).

               "INTERCREDITOR AGREEMENT" shall mean an Intercreditor Agreement, dated as of August 5, 1997, among you, as the initial holder of the Notes and the Subordinated Notes, the Bank (in both its individual capacity and its capacity as Agent) and the Transaction Parties, substantially in the form of EXHIBIT D, as the same may be amended, supplemented and otherwise modified from time to time.

               "INTEREST PERIOD" shall mean: (i) as to any LIBOR Loan, the period commencing on the date of such LIBOR Loan or on the last day of the immediately preceding Interest Period applicable thereto, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, three or six months thereafter, in each case as the Company may specify or be deemed to specify; and (ii) as to any Prime Loan, the period commencing on the date of such Prime Loan or on the last day of the immediately preceding Interest Period applicable thereto, as the case may be, and ending 30 days thereafter; PROVIDED, HOWEVER, that (a) if any Interest Period pertaining to a LIBOR Loan would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) if any Interest Period pertaining to a Prime Loan would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the earlier of (x) the last day of such Interest Period and (y) the day on which the applicable Loan is repaid or prepaid in full.

               "INVESTMENT" shall have the meaning specified in paragraph 6C(3).

               "LIBO RATE" shall mean for each Interest Period for any LIBOR
Loan: (i) the interest rate per annum for deposits in dollars with a maturity most nearly comparable to the applicable Interest Period which appears on Telerate Page 3750 as of 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, or (ii) if such rate ceases to be reported in accordance with the above definition on Telerate Page 3750, the arithmetic mean of the rates per annum at which deposits in U.S. dollars are offered by the principal London offices of the Reference Banks at approximately 11:00 A.M. (London time), on the day that is two Business Days before the first day of such Interest Period to prime banks in the London interbank market for a period equal to such Interest Period, commencing on the first day of such Interest Period, and in an amount comparable to such LIBOR Loan. This arithmetic mean shall be determined on the basis of the quotations of the applicable rate requested of each of the Reference Banks by, and furnished to, you, PROVIDED, that if fewer than two quotations are provided as requested, the rate per annum shall equal the arithmetic mean of the rates quoted by major banks in New York City, selected by you, at approximately 11:00 A.M. (New York City time) on the first day of the Interest Period for loans in U.S. dollars to leading European banks for a period equal to such Interest Period, commencing on the first day of such Interest Period, and in an amount comparable to such LIBOR Loan.

               "LIBOR LOAN" shall mean an amount outstanding from time to time under any Note that bears interest at the LIBOR Rate.

               "LIEN" shall mean any mortgage, pledge, priority, security interest, encumbrance, contractual deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any production payment, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

               "LOAN" shall mean a LIBOR Loan or a Prime Loan under a Note.

               "LOAN TYPE" shall mean, as to any Loan, its character as a LIBOR Loan or a Prime Loan.

               "LOCKBOX ACCOUNT" shall have the meaning specified in paragraph
5P.

               "LOCKBOX AGREEMENT" shall mean an agreement or agreements by and among the Bank, the Company and its Subsidiaries, providing for the collection by the Bank of substantially all operating revenues of the Company and its Subsidiaries, and the deposit of such operating revenues into the Lockbox Account.

               "MID-PERIOD ADJUSTMENT" shall have the meaning specified in clause (ii) of paragraph 5Q.

               "MORTGAGES" shall mean the mortgages, deeds of trust or other real estate security documents executed, acknowledged and delivered by the Company or one or more of its Subsidiaries, whether (i) prior to the Date of Closing and amended and supplemented on or about the Date of Closing by a supplemental document executed, acknowledged and delivered as of the Date of Closing and in form, scope and substance satisfactory to you, (ii) on or about the Date of Closing and substantially in the form of EXHIBIT E attached hereto, or (iii) after the Date of Closing as contemplated under paragraph 5N and substantially in the form of EXHIBIT E attached hereto, pursuant to which mortgage liens in and to the Collateral described therein shall be provided in favor of the Agent for the ratable benefit of the Banks, the holders of the Notes and, on a junior and subordinated basis, the holders of the Subordinated Notes, and any and all amendments, supplements and other modifications to any of the foregoing.

               "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

               "NOTES" shall have the meaning specified in paragraph 1.

               "OEC" shall mean Ouachita Energy Corporation, a Delaware corporation and Wholly Owned Subsidiary of the Company, formerly known as OEC Acquisition Corporation.

               "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of a Transaction Party by its President, one of its Vice Presidents or its Treasurer.

               "OIL AND GAS BORROWING BASE" shall have the meaning specified in clause (ii) of paragraph 5Q.

               "OIL AND GAS PROPERTIES" shall mean the producing oil, gas and other leasehold and mineral interests of Sunterra situated in Oklahoma, Texas and Kansas, which interests are more particularly described in and encumbered by the Mortgage executed, acknowledged and delivered by Sunterra as of the Date of Closing.

               "OUTSTANDING SENIOR INDEBTEDNESS" shall have the meaning specified in clause (iii) of paragraph 5Q.

               "PARTICIPATION RIGHTS AGREEMENT" shall mean the Participation Rights Agreement, dated of even date herewith, by and among you, the Company and certain holders of the Company's common stock.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity.

               "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

               "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

               "POLLUTING SUBSTANCES" shall mean all pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in applicable federal Environmental Laws; PROVIDED, that in the event any applicable federal Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, PROVIDED FURTHER, to the extent that the Environmental Laws of any State or other Tribunal establish a meaning for "hazardous substance," "hazardous waste," "hazardous material," "solid waste" or "toxic substance" which is broader than that specified in any applicable Federal law, such broader meaning shall apply.

               "PRIME LOAN" shall mean an amount outstanding from time to time under any Note that bears interest at the Prime Rate.

               "PRIME RATE" shall mean, with respect to any Prime Loan, a fluctuating rate per annum (based on a year of 365 or 366 days, as the case may be, and actual days elapsed) equal on any given day to the rate of interest most recently announced in New York, New York by The Bank of New York as its U.S. dollar prime commercial lending rate (the "REFERENCE RATE"); the Prime Rate shall automatically fluctuate, without special notice to the Company or any other person, upward and downward as and in the amount by which the Reference Rate shall fluctuate. The Reference Rate is set by The Bank of New York as a general reference rate of interest, taking into account such factors as The Bank of New York may deem appropriate. The Reference Rate is not necessarily the lowest or best rate actually charged to any customer, and such rate may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general. The Bank of New York and Prudential may make various business or other loans at rates of interest having no relationship to the Reference Rate. Without notice to the Company or any other person, the Reference Rate shall change automatically from time to time, as determined by The Bank of New York.

               "PROPOSED PREPAYMENT DATE" shall have the meaning specified in clause (i) of paragraph 4B or clause (iii) of paragraph 4C, as applicable.

               "QUALIFIED INSTITUTIONAL BUYER" shall mean a "qualified institutional buyer" as such term is defined in Rule 144A under the Securities Act.

               "REDETERMINATION DATE" shall have the meaning specified in clause
(ii) of paragraph 5Q.

               "REFERENCE BANKS" shall mean four major banks in the London interbank market selected by the Required Holder(s).

               "REFERENCE RATE" shall have the meaning set forth in the definition of "Prime Rate."

               "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated of even date herewith, by and between you and the Company.

               "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes from time to time outstanding.

               "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of a Transaction Party or any other officer of such Transaction Party involved principally in its financial administration or its controllership function.

               "RESTRICTED PAYMENT" shall mean (i) the declaration of any dividend on, or the incurrence of any liability to make any other payment or distribution in respect of any capital stock or equity equivalent (except, in the case of a Subsidiary, dividends or other payments or distributions in respect of its capital stock to the Company or a Wholly Owned Subsidiary) or
(ii) the distribution on account of the purchase, redemption or other retirement of any such capital stock (except, in the case of a Subsidiary, purchases, redemptions or other retirements of its capital stock from the Company or a Wholly Owned Subsidiary).

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               "SECURITY AGREEMENTS" shall mean the Fifth Amended and Restated Security Agreement and Assignment, dated as of August 5, 1997 and executed and delivered by each of the Transaction Parties in favor of the Agent for the ratable benefit of the Banks, the holders of the Notes and, on a junior and subordinated basis, the holders of the Subordinated Notes, substantially in the form of EXHIBIT F attached hereto, and all Security Agreements hereafter executed by any Subsidiary as contemplated under paragraph 5N, as each may be amended, supplemented and otherwise modified from time to time.

               "SECURITY DOCUMENTS" shall mean the Aircraft Chattel Mortgage, the Security Agreements, the Mortgages and all financing statements, assignments, pledges, lien entry forms, documents and other writings executed and delivered from time to time in favor of the Agent for the ratable benefit of the Banks, the holders of the Notes and, on a junior and subordinated basis, the holders of the Subordinated Notes, in order to secure the obligations of the Company and its Subsidiaries under and in respect of the Bank Agreement and other Loan Documents (as defined in the Bank Agreement), the Senior Note Documents and on a junior and subordinated basis the Subordinated Note Documents, and any and all amendments, supplements and other modifications thereto.

               "SENIOR INDEBTEDNESS" shall mean all (i) Indebtedness of the Company evidenced by the Notes or (ii) Indebtedness of the Company or any of its Subsidiaries incurred under the Bank Credit Facility.

               "SENIOR NOTE DOCUMENTS" shall mean this Agreement, the Notes, the Guaranty Agreements, the Security Documents, the Intercreditor Agreement and all other instruments, certificates, documents and other writings now or hereafter executed and delivered by the Company, any Subsidiary or any other Person pursuant to or in connection with any of the foregoing or any of the transactions contemplated thereby, and any and all amendments, supplements and other modifications to any of the foregoing.

               "SIGNIFICANT HOLDER" shall mean (i) you, so long as you shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

               "SPECIFIED SALES PROCEEDS" shall mean the following:

               (i)  with respect to any Asset Disposition permitted under clause
          (i) of paragraph 6C(5) and occurring after the Conversion Date, the greater of (a) 65% of the sales price of the assets involved and (b) 65% of the market value of such assets, as stated in the most recent compressor appraisal reports provided pursuant to clause (vii) of paragraph 5A; and

               (ii) with respect to any Asset Disposition permitted under clause
          (ii) of paragraph 6C(5) and occurring after the Conversion Date, the greater of (a) 65% of the sales price of the assets involved and (b) 65% of the discounted present worth of such assets, as evaluated and determined by the most recent semiannual engineering report provided pursuant to clause (vii) of paragraph 5A (PROVIDED, that if such assets were not individually evaluated in the most recent engineering reports, 65% of the sales proceeds thereof shall be deemed the Specified Sales Proceeds).

               "SUBORDINATED GUARANTY AGREEMENTS" shall mean the Subordinated Guaranty Agreements, dated as of the Date of Closing, made by each of ECI, Sunterra and OEC, each in favor of the holders of the Subordinated Notes.

               "SUBORDINATED NOTE AGREEMENT" shall mean the Subordinated Note and Warrant Purchase Agreement, dated of even date herewith, by and between you and the Company, providing for the issuance, sale and purchase of the Subordinated Notes and the Warrants.

               "SUBORDINATED NOTE DOCUMENTS" shall mean the Subordinated Note Agreement, the Subordinated Notes, the Warrants, the Participation Rights Agreement, the Registration Rights Agreement, the Subordinated Guaranty Agreements, the Security Documents and all other instruments, certificates, documents and other writings now or hereafter executed and delivered by any Transaction Party or any other Person pursuant to or in connection with any of the foregoing or any of the transactions contemplated thereby, and any and all amendments, supplements and other modifications to any of the foregoing.

               "SUBORDINATED NOTES" shall mean the 10.15% Senior Subordinated Secured Notes due 2007 of the Company, dated of even date with the Notes, issued and sold to you on the Date of Closing pursuant to the Subordinated Note Agreement.

               "SUBSIDIARY" shall mean (i) any corporation, at least 50% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company, either directly or through Subsidiaries, and (ii) any partnership, joint venture or similar entity if at least a 50% interest in the profits or capital thereof is owned by the Company, either directly or through Subsidiaries (unless such entity can and does ordinarily take major business actions without the prior approval, direct or indirect, of the Company).

               "SUNTERRA" shall mean Sunterra Energy Corporation, an Oklahoma corporation and Wholly Owned Subsidiary of the Company.

               "SWAPS" shall mean with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

               "TELERATE PAGE 3750" shall mean Page 3750 of the Dow Jones Telerate Service (or such other page as may replace that page on that service) or such other service as may be nominated as the information vendor for the purpose of displaying rates or prices comparable thereto.

               "TERMINATION EVENT" shall mean (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

               "TRANSACTION PARTIES" shall mean the Company, ECI, Sunterra and OEC.

               "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

               "TRIBUNAL" shall mean any municipal, state, commonwealth, federal, foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.

               "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

               "WARRANTS" shall mean the Common Stock Purchase Warrants issued and sold to you by the Company on the Date of Closing pursuant to the Subordinated Note Agreement.

               "WHOLLY OWNED SUBSIDIARY" shall mean any Subsidiary, at least 98% (by vote or value) of the outstanding equity interests (except directors' qualifying shares) of all classes, taken together as a whole, of which are at the time owned, directly or indirectly, by the Company or other Wholly Owned Subsidiaries; PROVIDED, that no Person other than the Company may own any preferred stock issued by such Subsidiary.

          10B. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "GAAP" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

          PARAGRAPH 11.  MISCELLANEOUS.

          11.  MISCELLANEOUS.

          11A. NOTE PAYMENTS. So long as you shall hold any Note, the Company will make payments of principal of and interest on such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

          11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save you, any Transferee and the Agent harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by you, such Transferee or the Agent in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement or the other Senior Note Documents, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by you, such Transferee or the Agent in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Notes or the other Senior Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the other Senior Note Documents or the transactions contemplated hereby or thereby, or by reason of your or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee, the payment of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the other Senior Note Documents, and the termination of this Agreement or any of the other Senior Note Documents.

          11C. CONSENT TO AMENDMENTS. This Agreement and any of the other Senior Note Documents may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company.
 Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

          11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000.

          11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or in the other Senior Note Documents or otherwise made in writing by or on behalf of the Company and the other Transaction Parties in connection herewith and therewith shall survive the execution and delivery of this Agreement, the Notes and the other Senior Note Documents, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement, the Notes and the other Senior Note Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

          11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not; PROVIDED, HOWEVER, that each holder of a Note hereby agrees that, so long as no Event of Default shall have occurred and be continuing, it will transfer its Notes only to Qualified Institutional Buyers or, if not to Qualified Institutional Buyers, to such other Persons which are believed by such holder, after reasonable inquiry, not to be Competitors.

          11H. DISCLOSURE TO OTHER PERSONS. Except as provided in this paragraph 11H, each holder and each Person that purchases a participation in a Note or any part thereof agrees that it will use its best efforts to hold in confidence and not to disclose the Confidential Information; PROVIDED that such holder or Person will be free, after notice to the Company, to correct any false or misleading information which may become public concerning the relationship of such holder or Person to the Company. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents or materials delivered to such holder, and disclose any other information disclosed to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof and to which such holder could then transfer such Note pursuant to paragraph 11G,
(iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note and to which such holder could then transfer such Note pursuant to paragraph 11G, (v) any Person from which such holder offers to purchase any security of the Company and to which such holder could then transfer such Note pursuant to paragraph 11G, (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand or (c) in connection with any litigation to which such holder is a party.

          11I. NOTICES. All notices or other communications provided for hereunder (except for the telephonic notice required by paragraph 4A) shall be in writing and sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 2501 Cedar Springs Road, Suite 600, Dallas, Texas 75201, Attention: Chief Financial Officer, with a courtesy copy (which shall not constitute notice) to Schlanger, Mills, Mayer & Grossberg, L.L.P., 5847 San Felipe, Suite 1700, Houston, Texas 77057,
Attention: Kyle Longhofer, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

          11J. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day (or the immediately preceding Business Day, with respect to certain LIBOR Loans, as more fully described in the definition of "Interest Period"). If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

          11K. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

          11L. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. This Agreement may not be changed orally, but (subject to the provisions of paragraph 11C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          11M. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; LIMITATION OF REMEDIES.

               (i) THE COMPANY AND EACH HOLDER OF NOTES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OF ANY CLAIM WHICH IS BASED HEREON, OR ARISES OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER SENIOR NOTE DOCUMENTS, OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY, THE HOLDERS OF THE NOTES OR THE AGENT. THE COMPANY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR YOU TO ENTER INTO THIS AGREEMENT.

               (ii) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE OTHER SENIOR NOTE DOCUMENTS OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY, THE HOLDERS OF NOTES OR THE AGENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE

          NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY
          AND EACH HOLDER OF NOTES HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

               (iii) The Company hereby agrees that process may be served on CT Corporation System, Inc., located at 1633 Broadway, New York, New York 10019. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against such parties if given by registered or certified mail, return receipt requested, or by any other means or mail which requires a signed receipt, postage prepaid, mailed to such parties as herein provided in paragraph 11I. In the event CT Corporation System, Inc. shall not be able to accept service of process as aforesaid and if the Company shall not maintain an office in New York City, the Company shall promptly appoint and maintain an agent qualified to act as an agent for service of process with respect to all courts in and of New York City, and acceptable to the Required Holder(s), as the Company's authorized agent to accept and acknowledge on the Company's behalf service of any and all process which may be served in any such action, suit or proceeding.

          11N. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


          11O. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          11P. MAXIMUM INTEREST PAYABLE. The Company, you and any other holders of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes or any instrument pertaining to or relating to this Agreement or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company, any guarantor nor any other party liable or to become liable hereunder, under the Notes, any guaranty or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this paragraph 11P shall control over all other provisions of this Agreement, any Notes, any guaranty or any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by you or any holder of a Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by you or such holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Note or Notes held by you or such holder, respectively. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Agreement and the Notes. "APPLICABLE LAW" as used in this paragraph means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including laws of the State of New York and of the United States of America, and "MAXIMUM RATE" as used in this paragraph means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Company from time to time with respect to such Notes.

          11Q. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.



      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

          If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

                              Very truly yours,

                              EQUITY COMPRESSION SERVICES CORPORATION



                              By:
                                 ----------------------------------
                                   President


The foregoing Agreement is
hereby accepted as of the
date first above written.


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



By:
   ------------------------------------------
          Vice President

                               PURCHASER SCHEDULE


                                                       Aggregate
                                                       Principal
                                                       Amount of
                                                      Notes to be    Note Denom-
                                                       Purchased     ination(s)
                                                      ------------  ------------

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA                                             $5,000,000     $5,000,000
                                                                       (No. R-1)

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

          Account No. 890-0304-391
          The Bank of New York
          101 Barclay Street
          New York, New York
          (ABA No.:  021-000-018)
          Each such wire transfer shall set forth the name of the Company, a reference to "Senior Floating Rate Secured Term Notes due July 31, 2004, Security No. !INV5708!", and the due date and application (as among principal and interest) of the payment being made.

(2)       Address for all notices relating to payments:

          The Prudential Insurance Company of America
          c/o Prudential Capital Group
          Four Gateway Center
          100 Mulberry Street
          Newark, New Jersey 07102

          Attention:  Investment Operations Group
          (Attention:  Manager)

(3)       Address for all other communications and notices:

          The Prudential Insurance Company of America
          c/o Prudential Capital Group
          2200 Ross Avenue, Suite 4200E
          Dallas, Texas  75201

          Attention:  Managing Director

(4)       Recipient of telephonic prepayment notices:

          Manager, Investment Operations Group
          (201) 802-5260

(5) Recipient of telephonic notices regarding election of Loan Type and Interest Period:

          Manager, PAMG Operations
          (201) 802-6660

(6)       Tax Identification No.:  22-1211670

                                                                     SCHEDULE 8A



                            CONTROLLING STOCKHOLDERS

                                                                     SCHEDULE 8D


                             EXISTING DEBT AND LIENS

                                                                     SCHEDULE 8H


                       LIST OF AGREEMENTS RESTRICTING DEBT

                                                                     EXHIBIT A


                                 [FORM OF NOTE]


                     EQUITY COMPRESSION SERVICES CORPORATION

            SENIOR FLOATING RATE SECURED TERM NOTE DUE JULY 31, 2004


No.___________                                                           [Date]
$_____________                                                  PPN 294634 A* 1


          FOR VALUE RECEIVED, the undersigned, EQUITY COMPRESSION SERVICES CORPORATION (the "COMPANY"), a corporation organized and existing under the laws of the State of Oklahoma, hereby promises to pay to _________________________ ___________________________, or registered assigns, the principal sum of ___________________________ DOLLARS ($______________) on
July 31, 2004, with interest (a) on the unpaid balance thereof (i) with respect to Prime Loans, at the per annum rate equal to the Prime Rate (computed on the basis of the number of actual days elapsed during a year of 365 or 366 days, as the case may be), and (ii) with respect to LIBOR Loans, at the per annum rate equal to the LIBOR Rate PLUS the Applicable Margin (computed on the basis of the number of actual days elapsed during a year of 360 days), in each case payable on the last day of each applicable Interest Period, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any amounts payable pursuant to paragraph 2B of the Agreement (as defined below), payable on the last day of each applicable Interest Period as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the lesser of (a) the maximum rate permitted by applicable law or (b) the greater of (i) 4.0% over the rate of interest then in effect with respect to this Note or (ii) 4.0% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Rate.

          Payments of principal of, interest on and any amounts payable pursuant to paragraph 2B of the Agreement with respect to this Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

          This Note is one of a series of Senior Floating Rate Secured Term Notes (the "NOTES") issued pursuant to a Note Agreement, dated as of July 31, 1997 (the "AGREEMENT"), between the Company and The Prudential Insurance Company of America, is entitled to the benefits thereof and is guaranteed by each of the Guaranty Agreements (as defined in the Agreement) and secured by each of the Security Documents (as defined in the Agreement) in favor of the Agent (as defined in the Agreement) for the benefit of the holders of the Notes. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Agreement.

          This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of like tenor for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          This Note is subject to certain prepayments, as specified in the Agreement.

          If an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

          The Company, and the purchaser and the registered holder of this Note specifically intend and agree to limit contractually the amount of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of paragraph 11P of the Agreement shall control over any contrary provision of this Note.

          THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE.


                              EQUITY COMPRESSION SERVICES CORPORATION



                              By:
                                 ----------------------------------
                                        [Vice] President

                                                              EXHIBIT B



                     [FORM OF OPINION OF COMPANY'S COUNSEL]

                                                                       EXHIBIT C



                          [FORM OF GUARANTY AGREEMENT]

                                                                       EXHIBIT D



                        [FORM OF INTERCREDITOR AGREEMENT]

                                                                       EXHIBIT E



                               [FORM OF MORTGAGE]

                                                                       EXHIBIT F



                          [FORM OF SECURITY AGREEMENT]

                                                                       EXHIBIT G



                       [FORM OF AIRCRAFT CHATTEL MORTGAGE]












                                         G-1